                                                                     EXHIBIT 2.1

                               DATED 6 July 1998
                               -----------------



                        (1)    AMTECH EUROPE LIMITED

                        (2)    METRIC SECURITY LIMITED

                        (3)    AMTC

                        (4)    METRIC GRUPPEN AB






          ----------------------------------------------------------
                          SALE AND PURCHASE AGREEMENT
                relating to the purchase of the Cotag Business
          ----------------------------------------------------------










                                  ROWE & MAW
                             20 Black Friars Lane
                                London EC4V 6HD

                              Tel: 0171 248 4282
                              Fax: 0171 248 2009
                             Ref:  182/599/27887.2

                                   CONTENTS

CLAUSE    SUBJECT MATTER                                                    PAGE

 1.       Interpretation                                                     1

 2.       Sale and Purchase of the Business                                  9

 3.       Purchase Price                                                    11

 4.       Completion                                                        13

 5.       Current Contracts and Trade Creditors                             13

 6.       Employees                                                         16

 7.       Pensions and Related Benefits                                     19

 8.       Apportionments                                                    19

 9.       Warranties                                                        20

 10.      Seller's Undertaking                                              21

 11.      Post-Completion Obligations                                       23

 12.      Announcements                                                     25

 13.      Guarantees                                                        25

 14.      Value Added Tax                                                   29

 15.      Costs                                                             29

 16.      Interest on Overdue Amounts                                       29

 17.      Severability                                                      30

 18.      Restrictive Trade Practices Act                                   30

 19.      Amendments, Waivers and Rights                                    30

 20.      Law and Jurisdiction                                              31

 21.      Notices                                                           32

 22.      Assignment                                                        32


SCHEDULES

 1.       Leasing and Rental Arrangements                                   34

 2.       The Employees
 Part 1:  Transferring Employees                                            35
 Part 2:  Excluded Employees                                                36

 3.       The Property
 Part 1:  Description of the Property                                       37
 Part 2:  Terms and Conditions of Sale of the Property                      38

 4.       Schedule deleted                                                  44
 5.       Vehicles                                                          45
 6.       Registered Intellectual Property Rights                           46

 7.       Consideration Values in Respect of the Assets                     49

 8.       Determination and Certification of Net Revenues and
          Card Key Sales                                                    50

 9.       Completion Arrangements
 Part 1:  Seller's Obligations                                              55
 Part 2:  Purchaser's Obligations                                           56

 10.      Schedule deleted                                                  57

 11.      Warranties                                                        58

 12.      Limitations on Claims under the Warranties                        85

 13.      Retention                                                         90

 14.      Determination and Certification of Completion Net Worth           93

 15.      Basis of Stock-Take                                               98

                          SALE AND PURCHASE AGREEMENT

DATE:

PARTIES:

(1) AMTECH EUROPE LIMITED (registered number 1710122) whose registered office is at Mercers Row Cambridge CB5 8EX (the "Seller");

(2) METRIC SECURITY LIMITED (registered number 1856129) whose registered office is at Love Lane, Cirencester, Gloucestershire GL7 1YG (the "Purchaser");

(3) AMTC the trading name of AMTECH CORPORATION a corporation incorporated in Texas, USA with limited liability whose principal place of business is at 19111 Dallas Parkway Suite 300 Dallas, Texas 75287-3106 (the "Seller's Guarantor"); and

(4) METRIC GRUPPEN AB a corporation incorporated in Sweden with limited liability whose principal place of business is at Box 1475, S-171 28 Solna, Sweden ("the Purchaser's Guarantor").

BACKGROUND:

(A)  The Seller owns and carries on for its own account the Business.

(B) The Seller has agreed to sell and transfer the Business as a going concern and the Purchaser has agreed to purchase the same on the terms of this Agreement.

(C) In consideration of the Purchaser entering into this Agreement, the Seller's Guarantor, as a shareholder in the Seller, has agreed to guarantee the obligations of the Seller under this Agreement.

(D) In consideration of the Seller entering into this Agreement, the Purchaser's Guarantor, as a shareholder in the Purchaser, has agreed to guarantee the obligations of the Purchaser under this Agreement.

IT IS NOW AGREED THAT:

1.   INTERPRETATION

1.1  DEFINED TERMS

     In this Agreement, the following words and expressions shall have the following meanings:

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     "ACCOUNTS" means the audited profit and loss account, balance sheet of the
     Seller as at the Balance Sheet Date and any notes on or about them;

     "ADVANCE RECEIPTS" means all sums received by or on behalf of the Seller prior to the Transfer Date in respect of the Business but relating or attributable to or paid in respect of goods, services or facilities which remain to be delivered, performed or provided at Completion;

     "AGREED FORM" means in the form agreed and initialled by or on behalf of the parties;

     "ASSETS" means the assets of the Business to be sold and transferred to the Purchaser under this Agreement as described in Clause 2.1 (Assets Being
     Sold);

     "ASSET CERTIFICATION DATE" means the date upon which, pursuant to paragraph
     4.6 of Schedule 14 (Determination and Certification of Completion Net Worth), the final certificate of the Completion Net Worth shall be issued:

     "AUDITORS" means Arthur Andersen;

     "BALANCE SHEET DATE" means 31 December 1997;

     "BUSINESS" means such part of the Seller's business as relates to the researching into, development, design, manufacture, marketing and sale of the Products and supply of the Services and carried on by the Cotag division of the Seller at and from the Property;

     "BUSINESS DAY" means a day (not being a Saturday or Sunday) when clearing banks are open for business in the City of London;

     "COMPANY" means Amtech Europe Limited;

     "COMPLETION" means completion of the sale and purchase of the Business under this Agreement;

     "COMPLETION NET WORTH" means the sum computed in accordance with paragraph 3 of Schedule 14 (Determination and Certification of Completion Net Worth);

     "COMPLETION STATEMENT" means the statement of the net assets of the Business as at the Transfer Date to be prepared and certified in accordance with Schedule 14 (Determination and Certification of Completion Net Worth);

     "CONFIDENTIAL INFORMATION" means any business, commercial or financial information, names of customers or suppliers or any other information of a proprietary

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     or confidential nature in relation to the Business save to the extent comprised within the Know-how;

     "CURRENT CONTRACTS" means the Customer Contracts, the Supplier Contracts, the Equipment Contracts, the Distribution Agreements and the Intellectual Property Contracts and all other arrangements, contracts, Warranty Obligations and orders relating exclusively to the Business outstanding (in whole or in part) at the Transfer Date but excluding the Leases Debts and contracts with Employees;

     "CUSTOMER CONTRACTS" means all contracts and orders for the sale or supply by the Seller of the Products and Services entered into by the Seller in the ordinary course of the Business and outstanding (in whole or in part) at the Transfer Date including those listed in the Disclosure Letter;

     "DEBTS" means all trade, book and other debts (including prepayments made by the Seller in relation to the Business in respect of the period after the Transfer Date) owing or accrued due as at the Transfer Date to the Seller in respect of the Business (whether or not then invoiced and whether or not then due and payable) together with the benefit of any security therefor except for the Excluded Debts;

     "DEFERRED CONSIDERATION" means the sums due (if any) to the Seller from the Purchaser in respect of Know-how calculated in accordance with Schedule 8 (Determination and Certification of Net Revenue and Card Key Sales);

     "DISCLOSURE LETTER" means the letter in the agreed form bearing the same date as this Agreement from the Seller to the Purchaser and delivered to the Purchaser's Solicitors before execution of this Agreement;

     "DISTRIBUTION AGREEMENTS" means all sales, agency, distributorship, franchise and other similar agreements granted to or by the Seller in the ordinary course of the Business and in force at the Transfer Date including those with the distributors listed in the Disclosure Letter;

     "EMBEDDED PRODUCTS" means such of the Products or other products currently being supplied by the Seller as part of the Business or supplied by it during the last three years containing embedded micro-circuitry chips.

     "EMPLOYEES" means the persons listed in Schedule 2 (The Employees);

     "EQUIPMENT CONTRACTS" means all hire purchase agreements, leasing agreements, lease purchase agreements, credit sale agreements and agreements for conditional sale

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     or sale by instalments to which any of the Assets including items of firmware or hardware comprised in the System are subject as at the Transfer Date, as are listed in Schedule 1 (Equipment Contracts);

     "EXCLUDED EMPLOYEES" means the persons listed in Part 2 of Schedule 2 (Excluded Employees);

     "EXCLUDED DEBTS" means all book and other debts or other sums owed to the Seller as at the Transfer Date:

     (a)  in respect of any right to repayment of any VAT or any other tax;

     (b)  by any member of the Seller's Group;

     (c) in respect of any rights to receive any proceeds of any insurance policy effected by the Seller or refunds for premiums or other moneys paid in respect of any such insurance policy;

     "GOODWILL" means the goodwill of the Business including the exclusive right on the part of the Purchaser to represent itself as carrying on the Business in succession to the Seller and to use the name "Cotag" whether alone or in conjunction with any other word or words, in connection with the Business;

     "INITIAL PAYMENT" means the sum of (Pounds)1,615,000 to be paid by the Purchaser to the Seller at Completion;

     "INTELLECTUAL PROPERTY" means all rights of industrial or intellectual property including (but without limitation):

     (a) letters patent, trade marks, service marks, trade names, business names, registered designs, utility models and copyrights and applications for any of the above and the right to apply for these or similar rights in any country; and

     (b) any inventions, discoveries, improvements, processes, formulae, trade secrets, technology (whether patentable or not), data, drawings, designs, specifications and technical information of all kinds;

     "INTELLECTUAL PROPERTY CONTRACTS" means all contracts and licences of the Seller or any member of the Seller's Group for the provision to or by the Seller of any Intellectual Property used in or for the purposes of or in connection with the Business and in force at the Transfer Date, including the licences for the use of software or firmware comprised in the System including those listed in the Disclosure Letter;

     "INTELLECTUAL PROPERTY RIGHTS" means all rights of the Seller or any member of the Seller's Group at the Transfer Date in Intellectual Property used in the Business (other than the Know-how and other than Time and Attendance software of the Seller), including all such rights in and to software comprised in the System which are registered rights specified in Schedule 6 (Intellectual Property Rights);

     "KNOW-HOW" means any information and techniques used in the manufacture or processing of Products including (but without limitation to) all technology, data, drawings, designs, specifications and technical information of all kinds;

     "LEASES" means the leases of the Seller of the Property.

     "LIABILITIES" means all sums owing or accrued due as at the Transfer Date other than Trade Creditors to any person by the Seller in respect of the Business or any of the Assets (whether or not then invoiced, assessed or otherwise claimed and whether or not then due and payable) and all obligations, liabilities and duties of the Seller in respect of the Business other than those expressly assumed by the Purchaser under this Agreement including all liabilities in respect of National Insurance, PAYE, VAT or other taxation attributable to the Seller in respect of the Business, the Assets or the Transferring Employees in respect of the period up to the Transfer Date; all bank and other overdrafts and loans owing by the Seller; all premiums or other sums owing in respect of any insurance policies effected or maintained by the Seller; and all sums owed to any member of the Seller's Group;

     "LONDON STOCK EXCHANGE" means The London Stock Exchange Limited;

     "NET REVENUES" is as defined in Schedule 8 (Determination and Certification of Net Revenues and Card Key Sales);

     "PLANT AND EQUIPMENT" means all items of plant, machinery and equipment (whether fixed or loose) used in connection with the Business including firmware or hardware comprised in the System save for items of plant, machinery and equipment or items of firmware or hardware comprised in the System leased to the Seller pursuant to the Equipment Contracts and all stores and spares, tools, components and accessories, user manuals and documentation relating to them;

     "PRODUCTS" means the Cards and Readers, the Granta Access Control System, the Granta-Compact, the Cameo-Plus Video Badging System and all other products sold by the Seller forming part of the Cotag business as at the Transfer Date but excluding, for the avoidance of doubt, any products manufactured or produced by the Cardkey division of the Seller;

     "PROPERTY" means all those leasehold premises and land used in connection with the Business, particulars of which are set out in Part 1 of Schedule 3 (The Property);

     "PURCHASER'S ACCOUNTANTS" means Arthur Andersen;

     "PURCHASER'S GROUP" means the Purchaser and any holding company of the Purchaser or any subsidiary of the Purchaser or any such holding company;

     "PURCHASER'S SOLICITORS" means Rowe & Maw of 20 Black Friars Lane, London EC4V 6HD;

     "REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended);

     "RETENTION" means (Pounds)700,000 being an amount to be retained by the Purchaser out of the purchase price and to be dealt with in accordance with
     Schedule 13;

     "RETENTION RELEASE DATE" means 31 January 1999;

     "SELLER'S ACCOUNTANTS" means Ernst & Young;

     "SELLER'S GROUP" means the Seller's Guarantor and any subsidiary of the Seller's Guarantor;


     "SELLER'S SOLICITORS" means Hewitson Becke & Shaw of Shakespeare House, 42 Newmarket Road, Cambridge CB5 8EP;

     "SERVICES" means the commissioning, repair or technical or support services provided by the Seller to customers in connection with the Products;

     "STOCK" means all the stock in trade, finished stocks, partly finished stocks, work-in-progress, raw materials, stores and components of the Business at the Transfer Date;

     "SUPPLIER CONTRACTS" means all contract engagements and orders (other than the Distribution Agreements) for the sale or supply to the Seller of goods or services entered into by the Seller in the ordinary course of the Business and outstanding (in whole or in part) at the Transfer Date including those listed in the Disclosure Letter;

     "SYSTEM" means the software, hardware or firmware used by the Seller solely in connection with the Business and/or leased or licensed to the Seller pursuant to the Equipment Contracts and/or the Intellectual Property Contracts, and all components thereof (including any embedded micro-circuitry chips incorporated in any of the Assets).

     "TRADE CREDITORS" means all trade and other debts, accrued charges, Advance Receipts and other amounts owing by the Seller in connection with the Current Contracts or the operation of the Business in the ordinary course as at the Transfer Date and any other actual or accrued liabilities included in the Completion Statement or pursuant to this Agreement;

     "TRANSFER DATE" means 12:01am on 1 July 1998;

     "TRANSFERRING EMPLOYEES" means the persons listed in Part 1 of Schedule 2 (Transferring Employees);

     "VEHICLES" means the motor cars, vans, forklift trucks and other vehicles (if any) owned by the Seller on Completion for use in the conduct of the Business as listed in Schedule 5 (Vehicles) and all spares, tools, components, accessories, manuals and documentation relating to them;

     "WARRANTIES" means the warranties and undertakings set out in Schedule 12 (Warranties); and

     "WARRANTY OBLIGATIONS" means all obligations and liabilities of the Seller to purchasers of the Products (or other products of the Business previously supplied by the Seller) under the terms of the Warranties given in respect of any such products in the ordinary course of business on standard terms of the Seller.

1.2  MEANING OF REFERENCES

     In this Agreement, unless the context requires otherwise:

     (a) the index and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement;

     (b) a reference to the Background is to the statements about the background to this Agreement made above and a reference to a Clause or
          Schedule is to a clause of or schedule to this Agreement (as the case may be) and a reference made in a Schedule to a Part or a Paragraph is to a part or a paragraph of that Schedule;

     (c) references to "this Agreement" include the Schedules, which form part of this Agreement for all purposes;

     (d) references to a statute or statutory provision include any re-enactment, modification or replacement of the same made prior to the date hereof and any statute or statutory provision of which it is a re-enactment or replacement and any subordinate legislation in force under any of the same from time to time;

     (e) references to the masculine, feminine or neuter gender respectively include the other genders, references to the singular include the plural (and vice versa);

     (f) references to a "person" include a firm, corporation, unincorporated association, government, state or agency of state, any association or partnership or joint venture (whether or not having a separate legal personality);

     (g) references to a document are to that document as varied, supplemented or replaced from time to time;

     (h) a reference to a date or time is a reference to that date or time in London, England;

     (i) references to any English statutory provision or English legal term for any action, remedy, method of judicial proceeding, document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English statutory provision or English legal term;

     (j) a person shall be deemed to be connected with another if that person is connected with another within the meaning of s.839 of the Income and Corporation Taxes Act 1988;

     (k) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     (l) references to "indemnify" and to "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance but shall not include the cost of management time expended in dealing with such actions, claims or proceedings.

1.3  NO RESTRICTIVE INTERPRETATIONS

     In this Agreement general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

1.4  COMPANIES ACT DEFINITIONS

     In this Agreement, unless the context otherwise requires, words and expressions defined in Part XXVI Companies Act 1985 shall bear the meaning ascribed to them in that Act and references to the Companies Act shall mean the Companies Act 1985.

1.5  REFERENCES TO AWARENESS, ETC.

     Any reference to the knowledge, information, belief or awareness of any person shall be deemed to include any knowledge, information, belief or awareness which the person would have if he had made all usual and reasonable enquiries.

2.   SALE AND PURCHASE OF THE BUSINESS

2.1  ASSETS BEING SOLD

     Subject to the terms of this Agreement, the Seller shall sell and the Purchaser (relying on the warranties, undertakings and indemnities contained in this Agreement) shall purchase as at and from the Transfer Date free from all liens, charges, equities and encumbrances the legal and beneficial ownership of the Business as a going concern including the following Assets, namely:

     (a)  the Goodwill;

     (b) the Property, subject to obtaining the relevant landlord's consent to the assignment of the leases;

     (c)  the Know-how;

     (d)  the Plant and Equipment;

     (e)  the Vehicles;

     (f)  the Stock;

     (g) subject to any necessary consent of a third party, the benefit (subject to the burden) of the Current Contracts;

     (h) the Intellectual Property Rights (subject to any licences or other rights granted by third parties);

     (i) the benefit (so far as the same can be assigned or transferred to or held in trust for the Purchaser) of all rights and claims of the Seller under any warranties, conditions, representations, guarantees or indemnities in favour of the Seller in respect of the Business and subsisting at the Transfer Date, including all the Seller's rights against manufacturers and suppliers with respect to any goods and materials supplied by such manufacturers and suppliers and sold to the Purchaser pursuant to this Agreement or incorporated into any of the Assets;

     (j) all lists of customers and suppliers and all books and records relating to the Business and the Products and Services and all sales literature (other than any bearing the 'Amtech' name) which is used or capable of being used in connection with the Business;

     (k) all books of account and records of the Business relating to inputs and outputs for Value Added Tax purposes as are referred to in Section 49 of the Value Added Tax Act 1994 and copies of all returns made for Value Added Tax purposes during the period of two years ending on the Transfer Date;

     (l) the Debts and all bills, notes and securities in the possession of the Seller relating to the Debts;

     (m) the System to the extent it is not comprised in the Assets referred to above; and

     (n) all other property, rights and assets of the Seller used, enjoyed or exercised exclusively in connection with the Business and not otherwise specified in this Clause 2.1 and Clause 2.2.

2.2  ASSETS EXCLUDED FROM SALE

     There shall be excluded from the sale and purchase of the Business and retained by the Seller:

     (a)  the Liabilities;

     (b) cash in hand (including cash floats held in relation to the Business at the Transfer Date) and cash at bank (whether on current or deposit account) relating to the Business including uncleared cheques received up to and including the Transfer Date;

     (c)  the Excluded Debts;

     (d)  all and any rights to use the name 'Amtech'; and

     (e)  the Lexus motor vehicle used by S M Evans, registration number M2 TOP.

2.3  SELLER'S COVENANT

     The Seller covenants that:

     (a) it has full power and the right to transfer the legal and beneficial title to the Assets;

     (b) save as specified in the Disclosure Letter, the Assets shall on Completion be free from all claims, options, restrictions, liens, mortgages, charges and other encumbrances (whether monetary or not) or security interest of any kind and from all other rights exercisable by third parties; and

     (c) it will execute at its own cost and expense such documents as the Purchaser considers necessary to transfer the legal and beneficial ownership of the Assets to the Purchaser and secure to the Purchaser the rights attaching thereto.

2.4 The Property shall be let upon and subject to the terms and conditions set out or referred to in Part 2 of Schedule 3 Terms and Conditions of the Property).

2.5 Save as specifically provided herein, the sale and purchase of each of the Assets shall be interdependent and completed simultaneously.

2.6 Nothing in this Agreement shall pass to the Purchaser or be construed as an acceptance by the Purchaser of any liability or obligation of the Seller other than as expressly set out in this Agreement.

3.   PURCHASE PRICE

3.1 The purchase price ("the Total Purchase Price") for the sale and purchase of the Business and Assets shall be a sum equal to:

     (a) the Completion Net Worth, less (Pounds)300,000 being a deduction agreed between the Seller and the Purchaser;

     (b)  the sum of (Pounds)250,000; plus

     (c)  the Retention; plus

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     (d)  the Deferred Consideration.

3.2  The Total Purchase Price shall be satisfied by the Purchaser:

     (a) as to the sum specified in 3.1(a) above, on Completion, by the payment to the Seller of the Initial Payment and the balance, if any, on the Asset Certification Date by the payment to the Seller in cash of an amount equal to the amount (if any) by which the Initial Payment falls short of the Completion Net Worth;

     (b) as to the sum of (Pounds)250,000 by the payment of such an amount to the Seller on 1 December 1998;

     (c)  as to the Retention, in accordance with Schedule 13 (Retention); and

     (d) as to the Deferred Consideration, in accordance with Schedule 8 (Determination and Certification of Net Revenue and Card Key Sales).

3.3  IF COMPLETION NET WORTH IS LESS/MORE THAN INITIAL PAYMENT

     (a) Notwithstanding any other provision of this Agreement, if the Completion Net Worth (after subtracting the agreed deduction of (Pounds)300,000) is less than the Initial Payment, the Seller shall be liable to pay to the Purchaser, within seven days after the Asset Certification Date, the full amount of the shortfall to the Purchaser, together with interest accrued at the rate of 3% above the base rate from time to time of Barclays Bank plc, which shall be chargeable from Completion to the date of such reimbursement;

     (b) Notwithstanding any other provision of this Agreement, if the Completion Net Worth (after subtracting the agreed deduction of (Pounds)300,000) is more than the Initial Payment, the Purchaser shall be liable to pay to the Seller, within seven days of the Asset Certification Date, the full amount of the excess to the Seller, together with interest accrued at the rate of 3% above the base rate of Barclays Bank plc, which shall be chargeable from Completion to the date of such payment.

3.4  INTEREST PAYABLE

     If either party retains any amount, payable pursuant to either Clause 3.2(a) or 3.3, beyond seven days after the determination of the Completion Net Worth, interest shall accrue on that amount after such period, at the rate of 4% above base rate from time to time of Barclays Bank plc.

3.5  METHOD OF PAYMENT

     All payments to be made pursuant to this Agreement shall be made by banker's draft on a branch of a London clearing bank or by telegraphic transfers to the account notified by the party due to receive the payment to the other party not later than two days before the date of payment.

4.   COMPLETION

4.1  COMPLETION

     Completion shall take place immediately after the execution of this Agreement.

4.2  SELLER'S OBLIGATIONS AT COMPLETION

     At Completion, the Seller shall do those things listed in Part 1 of
     Schedule 9 (Completion Arrangements).

4.3  PURCHASER'S OBLIGATIONS AT COMPLETION

     At Completion, the Purchaser shall do those things listed in Part 2 of
     Schedule 9 (Completion Arrangements).

4.4  TITLE TO THE ASSETS TO PASS ON DELIVERY

     Ownership of all Assets (save for those Current Contracts and Intellectual Property Rights which cannot be assigned at Completion) shall pass to the Purchaser upon Completion notwithstanding that certain of such Assets shall remain in the possession of the Seller.

5.   CURRENT CONTRACTS AND TRADE CREDITORS

5.1  PURCHASER TO CARRY OUT CONTRACTS

     The Purchaser shall after Completion (but subject to the provisions of this Clause 5) assume the obligations under and carry out and complete for its own account the Current Contracts to the extent that they have not been performed prior to the Transfer Date.

5.2  SEEKING CONSENTS TO SUBSTITUTION

     The Seller shall, at its own cost and at the request of the Purchaser, use all its reasonable endeavours to procure that the other parties to the Current Contracts shall consent to the substitution of the Purchaser in the place of the Seller as a party to the relevant Current Contract with effect from the Transfer Date (whether by contract, assignment, novation or otherwise).

5.3  IF CONSENT IS NOT FORTHCOMING

     In any case where the consent referred to in Clause 5.2 shall be refused or otherwise not obtained and until such consent shall be obtained:

     (a) subject to the Purchaser complying with the provisions of Clause 5.3(b), the Seller shall hold the Current Contracts and any monies, goods or other benefits received under the Current Contracts as agent of and trustee for the Purchaser and shall, immediately upon receipt of the same, account for and pay or deliver to the Purchaser without any deduction or withholding whatsoever all such monies, goods and other benefits; and

     (b) subject to the Seller complying with the provisions of Clause 5.3(a), the Purchaser shall indemnify the Seller against or reimburse the Seller for any payment required to be made or other liability incurred by the Seller in relation to the Current Contracts in respect of the period after the Transfer Date except to the extent that the payment or liability shall arise as a result of the failure by the Seller duly to perform and comply with the terms of the relevant Current Contract prior to Completion (other than pursuant to Warranty obligations).

5.4  INDEMNITY RE CURRENT CONTRACTS

     The Seller shall indemnify and keep indemnified the Purchaser from any non-performance or defective or negligent performance or other breach by the Seller prior to Completion in relation to the Current Contracts, except in relation to any Warranty Obligation.

5.5  SET-OFFS AND COUNTERCLAIMS

     If any person, making payment after the Transfer Date of any sum pursuant to a Current Contract (the benefit of which payment in accordance with the terms of this Agreement is to accrue to the Purchaser), shall claim any right of set-off or counterclaim in respect of any act or thing done or omitted to be done by the Seller prior to the Transfer Date, the Seller shall immediately account to the Purchaser or as it may direct, for an amount equal to the difference between the payment which would have been received had no such right of set-off or counterclaim been exercised or claimed and the payment actually received. This Clause shall however not apply to the exercise of any right of set-off or counterclaim in respect of Warranty Obligations.

5.6  PURCHASER TO FULFIL PRODUCT AND SERVICES GUARANTEES

     The Purchaser shall fulfil as far as reasonably practicable all the unexpired or undischarged obligations of the Seller under all warranties and guarantees which the Seller shall have given in respect of such of the Products and Services as are covered by such guarantees and which shall or may require remedial works to be carried out.

5.7  NO ASSIGNMENT OF NON-ASSIGNABLE CONTRACTS

     Neither this Agreement nor any action carried out in pursuance of it shall constitute an assignment or attempted assignment of any of the Current Contracts which are not assignable without the consent of another person if such assignment or attempted assignment would constitute a breach of such Current Contract except to the extent that such consent is obtained.

5.8 The Seller shall have no liability to the Purchaser under any of Clauses 5.4, 5.5 or 5.6 to the extent that the liability under the Current Contracts is included in the Completion Statement or a provision or reserve is made therein in respect of the amount of such liability, set-off, counterclaim or remedial works (as the case may be).

5.9 The Purchaser shall be responsible for and shall pay or discharge the Trade Creditors and will indemnify the Seller against all liabilities which the Seller may suffer, sustain or incur by reason of the Purchaser failing to comply with its obligations under Clause 5.10.

5.10 The Purchaser hereby undertakes to indemnify the Seller to keep the Seller indemnified against any and all liabilities and obligations arising from carrying on the Business from the Transfer Date (but without prejudice to any claims that the Purchaser may have against the Seller for any breach of this Agreement).

5.11 The Purchaser will promptly notify the Seller of any complaint, claim or dispute or alleged complaint, claim or dispute received by it or any matter or thing which, in its reasonable opinion, is likely to give rise to a claim or alleged claim and which in each case is or would be a matter, dispute or claim for which the Seller is or would be responsible or liable in respect of the period prior to Completion and the Purchaser will provide to the Seller such information and assistance as might be reasonably requested of it by the Seller in order for it to prosecute, defend or otherwise deal with the claim and the Seller shall indemnify the Purchaser in respect of any costs or other liabilities which may be incurred by the Purchaser in connection with provision of any such information or assistance.

5.12 All profits and receipts of the Business and all losses and outgoings incurred or payable by the Business as from the Transfer Date shall belong to and be paid and discharged by the Purchaser and during the period from the Transfer Date up to Completion the Seller shall be deemed to have been carrying on the Business as agent for the Purchaser and shall account to the Purchaser accordingly.

6.   EMPLOYEES

6.1  EXCLUDED EMPLOYEES

     The Seller has notified each of the Excluded Employees that they shall remain employees of the Seller and that their respective contracts of employment are to be terminated at the Seller's expense after Completion.

6.2  PAYMENTS UP TO COMPLETION

     (a) Without limiting Clause 8.4 (Apportionment of Periodical Charges), all salaries and other emoluments of the Employees shall be discharged and all Pay As You Earn tax deduction and National Insurance Contribution regulations shall be complied with by the Seller in respect of all periods up to and including the Transfer Date and the salaries and wages of the Transferring Employees in respect of the period after the Transfer Date shall be for the account of the Purchaser.

     (b) For the avoidance of doubt, the three (Pounds)15,000 bonus payments to be paid on Completion to each of G Bissell, N Rix and C Hedlund shall fall to the account of the Seller.

     (c) Further, the Seller shall indemnify and keep indemnified the Purchaser against all claims, liabilities, losses and costs (including without limitation legal costs) arising out of or in connection with the employment or termination of employment of the said S M Evans.

6.3  APPLICATION OF THE REGULATIONS

     The Seller and the Purchaser acknowledge and agree that the Regulations will apply to the sale and purchase of the Business under this Agreement and to the Transferring Employees.

6.4  SELLER'S INDEMNITY

     The Seller shall indemnify and keep indemnified the Purchaser against all claims, liabilities, losses and costs (including without limitation legal costs) arising out of or relating to:

     (a) any breach by the Seller and any other failure to comply with its obligations and duties prior to the Transfer Date arising out of or relating to the employment of any of the Transferring Employees;

     (b) the employment or termination of employment of any Excluded Employee and any other employee or person engaged in the Business or by the Seller who is not a Transferring Employee and where such liabilities transfer or are alleged to transfer to the Purchaser pursuant to the Regulations;

     (c) any claim by a recognised trade union, works council, staff association or other representative, person or body (whether elected or not) in respect of the Transferring Employees arising out of the Seller's failure to comply with its legal obligations to such union, council, association, representative, body or person, including any breach of Regulation 10 of the Regulations save where such claim is attributable to any failure by the Purchaser to notify the Seller of what measures it proposes to take with regard to the Transferring Employees after Completion.

6.5  EMPLOYEES NOT COVERED BY THE REGULATIONS

     If any contract of employment of any Transferring Employee is found or alleged to continue with the Seller after Completion, the Purchaser agrees that:

     (a) in consultation with the Seller, it will within seven days of discovering such a finding or allegation make to that person an offer in writing to employ him or her under a new contract of employment to take effect upon the termination referred to below; and

     (b) such offer of employment will be on terms and conditions which when taken as a whole do not materially differ from the terms and conditions of employment of that person immediately before Completion (save as to the identity of the employer and any terms relating to an occupational pension scheme).

     Upon that offer being made by the Purchaser, the Seller shall terminate the employment of the Transferring Employee concerned and the Purchaser shall indemnify the Seller against all claims, liabilities, losses and expenses arising directly or indirectly out of the employment of that Transferring Employee from Completion until the termination of such employment.

6.6  PERSONS OTHER THAN EMPLOYEES TO WHOM THE REGULATIONS APPLY

     If any contract of employment of any person who is not a Transferring Employee is found or alleged to have effect pursuant to the Regulations after Completion as if it was a contract of employment originally made with the Purchaser, the Seller agrees that:

     (a) in consultation with the Purchaser, it will within seven days of being so requested by the Purchaser make to that person an offer in writing to employ him or her under a new contract of employment to take effect on the termination referred to below; and

     (b) such offer of employment will be on terms and conditions which, when taken as a whole do not materially differ from the terms and conditions of employment of that person immediately before Completion.

     Upon that offer being made, or at any time after the expiry of seven days from a request by the Purchaser for the Seller to make that offer, the Purchaser shall terminate the employment of the person concerned, and the Seller shall indemnify the Purchaser against all claims, liabilities, costs and expenses arising directly or indirectly out of the employment of such person from Completion until the termination of such employment.

6.7  EMPLOYEE OBJECTIONS

     If any Transferring Employee informs the Seller or the Purchaser that he or she objects to the transfer of his employment to the Purchaser under this Agreement pursuant to the Regulations, the Seller or the Purchaser (as the case may be) shall notify the other forthwith and, they shall use all reasonable endeavours to persuade such Transferring Employee to withdraw that objection and accept employment with the Purchaser.

6.8  MUTUAL ASSISTANCE

     Without prejudice to clause 6.3, the Seller and the Purchaser shall give each other such assistance as either may reasonably require to comply with the Regulations in relation to the Transferring Employees and in contesting any claim by any person employed or engaged in the Business at or before Completion resulting from or in connection with this Agreement.

7.   PENSIONS AND RELATED BENEFITS

     CLAUSE DELETED

8.   APPORTIONMENTS

8.1  INDEMNITY RE LIABILITIES

     The Seller shall be responsible for, discharge and indemnify and keep the Purchaser indemnified from and against the Liabilities and all claims, proceedings, demands, damages, costs and expenses made or incurred in connection with them (save to the extent included in the Completion Statement).

8.2  ADVANCE RECEIPTS

     To the extent that such Advance Receipts are not included or provided for in the Completion Statement the Advance Receipts shall belong to the Purchaser and immediately upon demand the Seller shall pay to the Purchaser the full amount of the Advance Receipts together with interest on that amount at the rate of 3% per annum above the base rate of Barclays Bank plc from time to time in force computed from Completion down to the date of payment.

8.3  IF PURCHASER DISCHARGES LIABILITIES

     If the Purchaser shall, after Completion, pay or discharge any of the Liabilities in whole or in part and whether directly or by virtue of any right of return, set off or counterclaim exercised or claimed by any person in respect of sums otherwise payable to the Purchaser (whether or not by virtue of this Agreement) or otherwise and provided that the Purchaser shall have given to the Seller not less than three Business Days' notice of any intention to make such payment, the Seller shall immediately pay to the Purchaser a sum equal to the amount of the Liabilities so paid or discharged by the Purchaser together with interest on that amount at the rate of 3% per annum above the Base Rate of Barclays Bank plc from time to time in force computed from the date of payment or discharge by the Purchaser down to the date of such payment to the Purchaser by the Seller.

8.4       APPORTIONMENT OF PERIODICAL CHARGES

          To the extent that all such periodical charges and outgoings are not included or provided for in the Completion Statement, all periodical charges and outgoings of the Business (including but not limited to rents, rates, gas, electricity, water and telephone charges and all liabilities in relation to salaries, wages, accrued holiday pay, national insurance and pension contributions and other payments (including, without limitation, holiday pay entitlements, health insurance, block policy premiums and season ticket loans or other advances to or in respect of the Transferring Employees)) shall be apportioned on a time basis so that such part of the relevant charges attributable to the period ended on the Transfer Date shall be borne by the Seller and such part of the relevant charges attributable to the period commencing on the day immediately following the Transfer Date shall be borne by the Purchaser. All rents, licence fees, royalties and other periodical receipts of the Business shall be apportioned between the Seller and the Purchaser on a like basis.

9.        WARRANTIES

9.1       WARRANTIES TRUE AND ACCURATE

          The Seller warrants and undertakes to and with the Purchaser that the Warranties are at the date of this Agreement and as at the Transfer Date true and accurate in all respects.

9.2       LIMITATIONS OF LIABILITY

          The Warranties are subject to the matters set out in Schedule 12 (Limitations on claims under the Warranties) Provided Always that such limitations shall not apply to any claim which arises as a consequence of, or is delayed as a result of fraud, wilful misconduct or wilful concealment by the Seller or any of its representatives.

9.3       WARRANTIES ARE SEPARATE AND INDEPENDENT

          The Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph of
          Schedule 11 or anything in this Agreement.

9.4       REMEDIES NOT LIMITED

          The remedies of the Purchaser or the amount receivable by the Purchaser in respect of breach of any of the Warranties shall not be extinguished, reduced or in any way affected by Completion.

9.5       INDEMNITY ON PATENT

          The Seller shall indemnify the Purchaser and the Purchaser's Group and keep the Purchaser and the Purchaser's Group fully and effectively indemnified against all costs, claims, demands and expenses arising out of any infringement or alleged infringement of US Patent 4514731 by the Purchaser and the Purchaser's Group in carrying on the Business in relation to the subject matter of the said patent in the manner carried on or planned to be carried on by the Seller prior to Completion provided always that the Purchaser and the Purchaser's Group shall:

          (1) Promptly notify the Seller in writing of any allegation of such infringement of which it has notice and will not make any admission without the prior written consent of the Seller;

          (2) Permit the Seller to conduct and/or settle all negotiations and litigation resulting from any such allegation;

          (3) At the request of the Seller afford all reasonable assistance with such negotiations or litigation;

          (4) Not take any action calculated to alert any third party to any such infringement or possible infringement.

10.       SELLER'S UNDERTAKING

10.1 For the purpose of assuring to the Purchaser the full benefit of the Business, the Seller hereby agrees with and undertakes to the Purchaser that:

          10.1.1 during the period of two years after the date hereof it shall not sell any products or systems manufactured by the Business to any existing resellers of the Business in any part of the world other than in North America, South America and Central America except to any resellers who are existing resellers of the Cardkey business owned by the Seller ("Cardkey") or of Cardkey Systems Inc;

          10.1.2 it shall not sell any products or systems manufactured by the Business to any resellers in the United Kingdom during the period of two years after the date hereof.

          10.1.3 for the period of twelve months from the date hereof, it shall not solicit or entice away from the employment of the Purchaser any Transferring Employee who had access to any of the Know-how or any Confidential Information or any confidential information relating to the Intellectual Property Rights or who would be able to exploit the connections of the Business;

          10.1.4 it shall not make use of, for its own purposes or for the purposes of any other person or publish or disclose to any person any of the Know-how or any Confidential Information or any confidential information relating to the Intellectual Property Rights and shall procure that its employees, agents and representatives shall not do any of such things in the performance of their duties.

10.2      ASSOCIATED COMPANIES ALSO BOUND

          10.2.1 If within the period of two years from the date hereof the Seller shall sell Cardkey to any other person (other than another member of the Seller's Group), the Seller shall procure that either (a) the purchaser thereof enters into a Deed in favour of the Purchaser agreeing to be bound by or
                   (b) procure that the purchaser thereof complies with, the provisions of Clause 10.1 during the remainder of such period and this Clause 10.2.1 as if references to the Seller were references to such purchaser;

          10.2.2. the Seller shall procure that any company, which shall be from time to time a subsidiary or holding company of the Seller, shall at all times comply with each of the restrictions in Clause 10.1 so long as such restrictions shall subsist.

10.3      REASONABLE RESTRICTIONS

          The Seller acknowledges that the restrictions contained in Clause 10 are fair and reasonable restrictions having regard to the acquisition by the Purchaser of the Goodwill and other Assets of the Business but, in the event that any such restriction shall be found to be void but would be valid if some part of it were deleted or the area of operation or the period of application reduced, such restriction shall apply with such modifications as may be necessary to make it valid and effective.

10.4      PURCHASER'S UNDERTAKING

          The Purchaser undertakes to the Seller that for the period of twelve months from the date hereof, it shall not solicit or entice away from the employment of the Seller or Cardkey Systems Inc any of the current employees of Cardkey or Cardkey Systems Inc who have access to any of the Know-how or Confidential Information or any confidential information relating to the Intellectual Property Rights of Cardkey or

          Cardkey Systems Inc or who would be able to exploit the connections of the businesses of Cardkey or Cardkey Systems Inc.

11.       POST-COMPLETION OBLIGATIONS

11.1      ASSISTANCE BY SELLER

          On and after Completion (but not in any event later than 30 September
          1999), the Seller shall at its own cost:

          (a) do, execute and perform all such acts, deeds, documents and things (or procure the doing, execution or performance of them) as the Purchaser may from time to time reasonably require for the purpose of vesting in title to the Business and Assets (excluding the Intellectual Property Rights) and pending such vesting the Seller shall hold the benefit of the Business and the Assets in trust for the Purchaser;

          (b) from time to time supply to the Purchaser such information in its possession or control as the Purchaser may reasonably require for the purpose of implementing the provisions of this Agreement;

          (c) supply to the Purchaser such information, data and particulars of suppliers, customers and others having dealings with the Seller in the possession or control of the Seller in connection with the Business as shall be reasonably required by the Purchaser to enable it to carry on the Business in the same manner as the Seller;

          (d) give to the Purchaser all reasonable assistance to enable the Purchaser to enforce or obtain the full benefit of any rights against third parties hereby transferred to the Purchaser.

11.2      ACCESS TO BOOKS AND RECORDS

          As from Completion, the Seller and the Purchaser shall each give to the other such reasonable access to the books, accounts, records and returns of the other relating to or in connection with the Business as the other may require (including the right to take copies and extracts on reasonable advance notice) within the period of six calendar years from the Completion Date and will during the said period keep the same in good order. The Seller shall deliver to the Purchaser at Completion or as soon as reasonably practicable thereafter all records required to be preserved for any period after the transfer of the Business hereunder in compliance with paragraph 7 of Schedule 7 to the

          Value Added Tax Act 1983 unless the Seller shall be unable to separate such records from its own records to be retained in which event the Seller shall apply to H.M. Customs & Excise for permission to retain such records in accordance with Section 33(i)(b) of the said Act and any records retained by the Seller will be made available to the Purchaser in accordance with the above provisions of this Clause.

11.3      TRADE NAMES AND LOGOS

          As from Completion, the Seller shall cease and shall procure that any member of the Seller's Group shall cease to trade under or use in any way the Cotag name or trade marks or use in any way any of the names and logos used in connection with the Business or any names resembling the same and the Seller shall give to the Purchaser such assistance as the Purchaser may reasonably request to ensure that the Purchaser has, after Completion, sole and undisputed rights to use all such names and logos.

11.4 The Purchaser undertakes not to use the name 'Amtech' after Completion or use or issue any sales literature, brochures or other document carrying such name nor hold itself out as otherwise connected with the Seller or the Seller's Guarantor.

11.5 The Purchaser shall allow the Seller a reasonable time after Completion to remove any documents records or other assets of the Seller which do not form part of the sale and purchase hereunder, including any of the assets specifically excluded pursuant to Clause 2.2, any board minutes, registers and other corporate records of the Seller or relating to the Seller's Guarantor, any documents or records relating to the negotiation of this Agreement, any records relating to employees of the Seller (other than the Transferring Employees) and any personal assets and records of S M Evans.

11.6 The Purchaser agrees to deal with the administration of, or give to the Seller such assistance and information as it reasonably requires to deal with, completion of the Seller's VAT returns for the current period, the issue of P45s to employees of the Business in connection with the sale hereunder and accounting for PAYE and National Insurance and other deductions from salaries of such employees for the month of June 1998.

11.7 The Purchaser undertakes that it shall not at any time make use of, for its own purposes or for the purposes of any other person, or publish or disclose to any person any information in respect of any intellectual property rights, know-how and confidential information which belongs to the Seller but does not relate to the Business (including any such rights, know-how and information) owned by the Seller in connection with its Card Key division and shall procure that its employees, agents and representatives shall not do any of such things in the performance of their duties.

12.       ANNOUNCEMENTS

12.1      NOTIFICATION OF CUSTOMERS AND SUPPLIES

          Within 5 days after Completion the parties shall send a letter in the Agreed Form to each customer and supplier of the Business and to such other persons as the parties may agree announcing the purchase of the Business by the Purchaser.

12.2      PRIOR APPROVAL OF CIRCULARS ETC.

          Subject to Clause 12.3 no other public announcements, circulars or communications relating to this Agreement or the subject matter of it shall be made or sent by any of the parties without the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed.

12.3      CONSULTATION PRIOR TO ANNOUNCEMENTS

          If any announcement, circular or communication shall be required by law or by any stock exchange the party making it shall use all reasonable endeavours to consult with the other parties prior to its despatch and shall, so far as may be reasonable, take account of the comments of the other parties with respect to its content and the timing and manner of its despatch.

13.       GUARANTEES

13.1      THE GUARANTEE OF THE SELLER'S GUARANTOR

          If the Seller shall fail to comply with any of the provisions of this Agreement on the due date, then the Seller's Guarantor as primary obligor guarantees that it shall (on demand by the Purchaser) immediately perform and discharge the obligations of the Seller under those provisions.

13.2      CONTINUING GUARANTEE

          The guarantee set out in Clause 13.1:

          (a) shall be a continuing guarantee and shall remain in force and effect until the Seller shall perform and discharge all of its obligations under this Agreement; and

          (b) shall be additional to (and not in substitution for) any other security or guarantee which shall or may be held by the Purchaser from time to time in respect of the obligations of the Seller under this Agreement.

13.3      NO RELEASE

          The Seller's Guarantor's liability under Clause 13.1 shall not be affected by any concession, time, indulgence or release granted by the Purchaser to the Seller or by any other dealing or anything else (whether relating to the Seller, any co-guarantor or any other person) which would, but for this Clause 13.3, operate to discharge or reduce that liability.

13.4      INVALIDITY OF UNENFORCEABILITY OF GUARANTEE

          If anything (including any legal limitation, disability or incapacity on the part of the Seller) shall cause any of the Seller's obligations under this Agreement and/or the guarantee set out in Clause 13.1 to be or become invalid or unenforceable, then the Seller's Guarantor shall perform and discharge all of the Seller's obligations under this Agreement as if they were the primary obligations of the Seller's Guarantor.

13.5      INDEMNITY BY SELLER'S GUARANTOR

          The Seller's Guarantor shall indemnify and keep indemnified the Purchaser against any losses, liabilities, costs and expenses resulting from the failure of the Seller to observe any of the provisions of this Agreement.

13.6      NO DEDUCTIONS

          The Seller's Guarantor shall make any payments due from it under this Clause 13 in full, without any deduction or withholding in respect of any claim (whether by way of set-off, counterclaim or otherwise) asserted from time to time by the Seller against the Purchaser under this Agreement or in respect of anything else.

13.7 In respect of any claim against the Seller's Guarantor under this Clause 13, the Seller's Guarantor shall (in addition to any other rights it may have) have the same rights of defence and limitations of liability against the Purchaser or in respect of any claim made by it, including rights of defence, set-off or counterclaim and the rights and limitations on its liability contained in Schedule 12, as it would have or would be available to it if the Seller's Guarantor were party to this Agreement in place of the Seller and shall not have any liability to the Purchaser to that extent.

13.8      NO FIRST DEMAND OF SELLER NECESSARY

          The Purchaser may claim under the guarantee set out in Clause 13.1 without first making demand of the Seller or taking any action to claim under or enforce any other right, security or other guarantee which it may hold from time to time in respect of the Seller's obligations under this Agreement.

13.9      UNCONDITIONAL AND IRREVOCABLE GUARANTEE

          The Seller's Guarantor's obligations under this Clause 13, including its guarantee under Clause 13.1, shall be unconditional and irrevocable.

13.10     THE GUARANTEE OF THE PURCHASER'S GUARANTOR

          If the Purchaser shall fail to comply with any of the provisions of this Agreement on the due date, then the Purchaser's Guarantor as primary obligor guarantees that it shall (on demand by the Seller) immediately perform and discharge the obligations of the Purchaser under those provisions.

13.11     CONTINUING GUARANTEE

          The guarantee set out in Clause 13.10:

          (a) shall be a continuing guarantee and shall remain in force and effect until the Purchaser shall perform and discharge all of its obligations under this Agreement; and

          (b) shall be additional to (and not in substitution for) any other security or guarantee which shall or may be held by the Seller from time to time in respect of the obligations of the Purchaser under this Agreement.

13.12     NO RELEASE

          The Purchaser's Guarantor's liability under Clause 13.10 shall not be affected by any concession, time, indulgence or release granted by the Seller to the Purchaser or by any other dealing or anything else (whether relating to the Purchaser, any co-guarantor or any other person) which would, but for this Clause 13.12, operate to discharge or reduce that liability.

13.13     INVALIDITY OF UNENFORCEABILITY OF GUARANTEE

          If anything (including any legal limitation, disability or incapacity on the part of the Purchaser) shall cause any of the Purchaser's obligations under this Agreement and/or the guarantee set out in Clause 13.10 to be or become invalid or unenforceable, then the Purchaser's Guarantor shall perform and discharge all of the Purchaser's obligations under this Agreement as if they were the primary obligations of the Purchaser's Guarantor.

13.14     INDEMNITY BY PURCHASER'S GUARANTOR

          The Purchaser's Guarantor shall indemnify and keep indemnified the Seller against any losses, liabilities, costs and expenses resulting from the failure of the Purchaser to observe any of the provisions of this Agreement.

13.15     NO DEDUCTIONS

          The Purchaser's Guarantor shall make any payments due from it under this Clause 13 in full, without any deduction or withholding in respect of any claim (whether by way of set-off, counterclaim or otherwise) asserted from time to time by the Purchaser against the Seller under this Agreement or in respect of anything else.

13.16 In respect of any claim against the Purchaser's Guarantor under this Clause 13, the Purchaser's Guarantor shall (in addition to any other rights it may have) have the same rights of defence and limitations of liability against the Seller or in respect of any claim made by it, including rights of defence, set-off or counterclaim and the rights and limitations on its liability contained in Schedule 12, as it would have or would be available to it if the Purchaser's Guarantor were party to this Agreement in place of the Purchaser and shall not have any liability to the Seller to that extent.

13.17     NO FIRST DEMAND OF PURCHASER NECESSARY

          The Seller may claim under the guarantee set out in Clause 13.10 without first making demand of the Purchaser or taking any action to claim under or enforce any other right, security or other guarantee which it may hold from time to time in respect of the Purchaser's obligations under this Agreement.

13.18     UNCONDITIONAL AND IRREVOCABLE GUARANTEE

          The Purchaser's Guarantor's obligations under this Clause 13, including its guarantee under Clause 13.10, shall be unconditional and irrevocable.

14.       VALUE ADDED TAX

14.1      TRANSFER AS A GOING CONCERN

          The Seller and the Purchaser intend that the Business shall be transferred to the Purchaser as a going concern with effect from the Transfer Date.

14.2      CONTINUATION OF BUSINESS AS A GOING CONCERN

          The Purchaser undertakes to the Seller that, immediately after Completion, it shall carry on the Business as a going concern and the Assets shall be used in the Business.

14.3      REGISTRATION FOR VAT PURPOSES

          The Seller and the Purchaser warrant to each other that it:

          (a) is or shall be at Completion a registered taxable person for the purposes of the Value Added Tax Act 1994; and

          (b) intends accordingly that the provisions of section 49 of the Value Added Tax Act 1994 and regulation 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the transfer of the Business and the Assets.

14.4      PRICE EXCLUSIVE OF VAT

          All consideration payable under this Agreement shall be exclusive of value added tax which shall be paid by the Purchaser at the appropriate rate and the Seller shall upon Completion deliver to the Purchaser appropriate tax invoices for the purposes of value added tax.

15.       COSTS

          Each party shall be responsible for all the costs and expenses incurred by it in connection with and incidental to the preparation and completion of this Agreement and the sale and purchase under this Agreement. The Purchaser shall be responsible for and shall pay all registration and transfer fees and duties and stamp duty in respect of the sale and transfer of the Assets.

16.       INTEREST ON OVERDUE AMOUNTS

          Save as specified otherwise herein, interest shall be payable by any party on any money which shall not be paid by it to another party under this Agreement by the due date for its payment. Such interest shall accrue and be calculated on a daily basis, both before and after any judgment, at the rate of 4 per cent above the base rate from time to time of Barclays Bank plc, for the period from the due date for its payment until the date on which it shall actually be paid. It shall be compounded quarterly and payable on demand.

17.       SEVERABILITY

          If any part of any provision of this Agreement shall be invalid or unenforceable, then the remainder of such provision and all other provisions of this Agreement shall remain valid and enforceable.

18.       RESTRICTIVE TRADE PRACTICES ACT

          No provision of this Agreement or of any agreement or arrangement of which this Agreement forms part and which is subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement or of the agreement or arrangement of which it forms part (as the case may be) have been furnished to the Director General of Fair Trading pursuant to the provisions of Section 24 of that Act.

19.       AMENDMENTS, WAIVERS AND RIGHTS

19.1      AMENDMENTS TO BE IN WRITING

          No amendment or variation of the terms of this Agreement shall be effective unless it shall be made or confirmed in a written document signed by all of the parties.

19.2      WAIVERS TO BE IN WRITING

          No delay in exercising or non-exercise by any party of any of its rights under or in connection with this Agreement shall operate as a waiver or release of that right. Rather, any such waiver or release must be specifically granted in writing signed by the party granting it and shall:

          (a)  be confined to the specific circumstances in which it is given;

          (b)  not affect any other enforcement of the same or any other right;
               and

          (c) (unless it is expressed to be irrevocable) be revocable at any time in writing.

19.3      RIGHTS AND REMEDIES NOT EXHAUSTIVE

          The rights and remedies of each party under this Agreement shall be cumulative and not exclusive of any rights or remedies of that party under the general law. Each party may exercise each of its rights as often as it shall think necessary.

19.4 This Agreement together with any documents referred to herein, constitutes the whole agreement between the parties hereto.

19.5 No breach of this Agreement shall in any event give rise to the part of the Purchaser to rescind or terminate this Agreement. The sole remedy of the Purchaser in respect of any breach of this Agreement shall be in damages and shall be subject to the limitations contained in this Agreement.

19.6 Each of the Purchaser and the Purchaser's Guarantor irrevocably and unconditionally waives any right it may have to claim damages and/or to rescind this Agreement in respect of any false or misleading statement (other than a statement made fraudulently) made to either of them or any of their respective directors, officers, employees, agents and advisers and upon which it relied on entering into this Agreement, but which is not expressly set out in this Agreement.

19.7 The Purchaser acknowledges and agrees that the express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute or common law all of which are excluded to the fullest extent permitted by law.

20.       LAW AND JURISDICTION

20.1 This Agreement shall be construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts to settle any disputes which may arise in connection with this Agreement, provided that this Clause shall not serve to restrict the right of any party to enforce any judgment or award made by the English Courts in relation to this Agreement against another party in any other jurisdiction.

20.2 Each of the Purchaser and the Purchaser's Guarantor irrevocably appoints the Purchaser's Solicitors as its process agent to receive on its behalf service of any process in any proceedings in England. Such service shall be deemed complete upon delivery to the process agent marked for the attention of reference 182/599/27887.2.

20.3 Each of the Seller and the Seller's Guarantor irrevocably appoints the Seller's Solicitors as its process agent to receive on its behalf service of any process in any proceedings in

          England. Such service shall be deemed complete upon delivery to the process agent marked for the attention of J Lawrence/L Isaacs, Ref:
          36253-39-1.

21.       NOTICES

21.1      NOTICES TO BE IN WRITING

          Any notice, claim or demand to be served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered to the address of the relevant party stated in this Agreement or such other address as may have been previously notified by the relevant party to the other parties to this Agreement for this purpose. All notices to the Seller shall be given to the Seller's Guarantor marked for the attention of Ron Woessner.

21.2      METHODS OF GIVING NOTICE

          Any such notice, claim or demand shall be delivered by hand or sent by post (prepaid recorded or registered delivery to an address in the United Kingdom and in the case of an address overseas by Federal Express or other courier service) and shall be deemed to have been given or served if delivered by hand, post or courier service, at the time of delivery.

22.       ASSIGNMENT

22.1 The Seller shall be entitled to assign all rights, benefits, powers and authorities granted to it or for its benefit in this Agreement to the Seller's Guarantor who shall be able to exercise all such benefits, rights, powers and authorities as if it were named as the Seller in this Agreement. However the Seller's Guarantor shall not be entitled to assign any such rights, benefits, powers and authorities assigned to it by the Seller to any other person. In the event that the Seller ceases to be a subsidiary of the Seller's Guarantor, the Seller shall cease to have any further obligation or liability to the Purchaser or the Purchaser's Guarantor under the terms of this Agreement provided that the Seller's Guarantor shall have thereupon assumed all such obligations and liabilities, such discharge and assumption to take place on:

          (a) the date on which the Seller ceases to be such a subsidiary or, if later, 1 July 1999; or

          (b) if any claim or claims have been made by the Purchaser against the Seller prior to the date specified in Clause 22.1(a), the date on which all of such claims have been finally agreed, settled, withdrawn and discharged.

          On such discharge and assumption, references to the Seller unless the context requires otherwise shall be references to the Seller's Guarantor.

22.2 The Purchaser shall not be entitled to assign the benefit of this Agreement or any part thereof except with the prior written consent of the Seller or the Seller's Guarantor save to a member of the Purchaser's Group who, if it shall cease to be such a member, shall cease to be able to exercise any such benefits unless it shall forthwith re-assign any such benefit to the Purchaser's Guarantor or another subsidiary thereof.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by executing it as a deed at the end of the Schedules.

                                   SCHEDULE 1

   SCHEDULE OF LEASING AND RENTAL ARRANGEMENTS (SET OUT AT DOCUMENT 4.1) (ALL
                           AGREEMENTS NON-ASSIGNABLE)



     Letter Anglo Group Plc to Cotag International Limited dated 29.2.1996 together with Agreement dated 22.1.1996

     Agreement between Lombard Business Equipment Leasing Limited and Amtech Europe Limited.

     Agreement Zerox Finance Limited and Cotag International Limited dated 12.12.1995.

     Agreement between Ikon Capital Plc and Cotag International dated
     31.10.1997.

     Agreement between Ikon Capital Plc and Cotag International dated
     31.10.1997.

     Agreement between Ikon Capital Plc and Cotag International dated 7.1.1998.

NB: There are also agreements in the name of Cardkey Systems Limited in relation to vehicles:

     M54 APW

     L81 JLS

     N342 UOH

     N619 VOP

                                   SCHEDULE 2

                                 THE EMPLOYEES

                                     PART 1

                             TRANSFERRING EMPLOYEES



                          See List in the Agreed Terms

                                     PART 2

                               EXCLUDED EMPLOYEES



                                  Stuart Evans

                               Ingrid Richardson

                                   SCHEDULE 3

                                  THE PROPERTY

                                     PART 1

                          DESCRIPTION OF THE PROPERTY

1. Lease of 19 Mercers Row (formally Plot 2A), Cambridge dated 17 March 1998 made between Chubb Fire Limited (1) and the Seller (2)

2. Lease of 20 Mercers Row (formally Plot 2), Cambridge dated 1 December 1987 made between Cambridge City Council (1) and Cotag International Limited
     (2).

                                     PART 2

                  TERMS AND CONDITIONS OF SALE OF THE PROPERTY

1.        DEFINITIONS AND INTERPRETATION

1.1       DEFINED TERMS

          In this Schedule, the following words and expressions mean:

          "CONSENT" means the written consent of the Landlord to the transfer of the Leases;

          "TRANSFEROR" means Amtech Europe Limited;

          "TRANSFEROR'S SOLICITORS" means Hewitson Becke & Shaw of Shakespeare House, 42 Newmarket Road, Cambridge CB5 8EP (ref DMC/A51);

          "LEASES" means firstly a Lease dated 1 December 1987 made between Cambridge City Council (1) and Cotag International Limited (2) ("the First Lease") and secondly a sub-underlease dated 17 March 1998 made between Chubb Fire Limited (1) and Amtech Europe Limited (2) ("the Second Lease");

          "PREMISES" means the Premises known as 20 Mercers Row and 19 Mercers Row, Cambridge as more particularly described in the First Lease and the Second Lease respectively;

          "LANDLORD" means the person entitled to the reversion expectant upon the determination of the term of the Leases and includes any superior Landlords;

          "TRANSFEREE" means Metric Security Limited;

          "TRANSFEREE'S SOLICITORS" means Rowe & Maw of 20 Black friars Lane, London EC4V 6HD (Ref: 569/93/27887.2);

          "GUARANTOR" means Metric Gruppen AB or such other person or company in substitution therefor as approved by the Transferor (such approval not to be unreasonably withheld or delayed);

          "TRANSFERS" means transfers of the Leases in a form to be reasonably agreed between the parties and including the provisions hereinafter contained;

1.2       INTERPRETATION

          In this Schedule, unless the context requires otherwise, any reference to:

          (a) a "party" or "the parties" is to a party or the parties, as the case may be, to this Agreement;

          (b)  a paragraph is to a paragraph of this schedule;  and

          (c) the masculine, feminine or neuter gender respectively includes the other genders, references to the singular include the plural, and vice versa, and references to persons include firms, corporations and unincorporated associations.

2.        TRANSFERS OF THE LEASES

          Subject to the provisions of paragraph 3, the Transferor shall transfer the Leases and the Transferee shall accept and execute a counterpart of the Transfers.

3.        COMPLETION

3.1       CONDITIONS FOR COMPLETION

          Completion of the Transfers is conditional upon the Transferor obtaining the Consent.

3.2       COMPLETION DATE

          The Transfers of the Leases shall be completed at the offices of the Transferor's Solicitors within five working days of the grant of the respective Consent.

4.        APPLICATION FOR CONSENT

4.1       OBLIGATION TO OBTAIN CONSENT

          The Transferor shall as soon as practicable apply for and the Transferor and the Transferee shall use their respective reasonable endeavours to obtain the Consent.

4.2       TRANSFEREE'S OBLIGATIONS

4.2.1     The Transferee shall promptly:

          (a) supply all such references, accounts and information, as the Landlord may reasonably require in connection with the application for the Consent; and

          (b) comply with the Landlord's lawful requirements in relation to the application for the Consent; and

          (c) sign or execute the Consent within five days of the engrossment of the same having been submitted to the Transferee's Solicitors and then return it to the Transferor's Solicitors.

4.2.2 If as a condition of granting Consent and in accordance with the terms of the Leases the Landlord shall require sureties to guarantee the performance by the Transferee of the covenants on the part of the tenant and of the conditions and agreements contained in the Leases then the Transferee shall procure that the Guarantor is party to and shall execute both the Consent and the Transfer to the Transferee or if the Landlord shall require a rent deposit in accordance with the terms of the Leases the Transferee will on completion of the Consent pay to the Landlord a deposit equivalent to six months' rent at the rate reserved by the particular Lease and will execute and deliver to the Landlord a Rent Deposit Deed in any form reasonably required by the Landlord.

4.2.3 Subject to the Transferee complying with its obligations contained in sub-paragraphs 4.2.1 and 4.2.2 hereof the Transferor shall use all reasonable endeavours to obtain the Landlord's Consent to the Transfer of the Leases but shall not be obliged to make any financial payment to the Landlord (other than in respect of the Landlord's reasonable and proper legal and surveyors' costs) or be obliged to commence any proceedings for a declaration that the Landlord's Consent is being unreasonably withheld or delayed.

4.3       GUARANTORS OBLIGATIONS

          If the Guarantor is required to execute the Consent the Guarantor in consideration of the Transferor entering this Agreement with the Transferee Hereby Agrees with the Transferor that it will execute the Transfer of the Leases to the Transferee containing the following clause:

          "In consideration of the aforementioned Transfer the Guarantor hereby covenants with the Transferor that the Transferee will at all times hereafter [but not so as to impose any liability arising after the Transferor is released from its covenants by virtue of the provisions of the Landlord & Tenant (Covenants) Act 1995 save in respect of any antecedent breach]* pay the rents reserved by and will observe and perform the covenants on the part of the tenant and the agreements and conditions contained in the Lease and that the Guarantor will indemnify and keep indemnified the Transferor from and against all claims losses costs and expenses suffered by the Transferor as a result of any failure by the Transferee to pay the said rents as and when due or to observe and perform the said covenants agreements and conditions".

          (* Applicable to the Second Lease only.)

5.        COVENANTS FOR TITLE

          The Transferor will transfer the Premises with full title guarantee except that the Transfer in favour of the Transferee shall contain a provision in the following terms modifying the covenants implied into it by statute:

          "The covenants implied herein by virtue of the Law of Property (Miscellaneous Provisions) Act 1994 ("the Act") by reason of the Transferor transferring with the benefit of full title guarantee shall be amended as follows:

          5.1 The words "at his cost" in section 2(1)(b) of the Act shall be substituted by the words "at the Transferee's cost"

          5.2 For the purposes of Section 6(2)(a) of the Act all matters now recorded in the registers open to public inspection are to be considered as being within the actual knowledge of the Transferee

          5.3 Section 4(1)(b) of the Act shall not apply to any covenants and conditions contained in the Lease relating to the repair or decoration of the Premises nor to any matter or thing disclosed to the Transferee prior to the date hereof".

6.        DEDUCTION OF TITLE

          The Transferor having deduced title to the Premises to the Transferee or to the Transferee's solicitors (as the Transferee hereby admits) and in particular having produced to the Transferee or the Transferee's solicitors copies of the Leases and any documentation supplemental thereto the Transferee shall not raise any requisition or objection thereto and shall be deemed to purchase with the full knowledge of and subject to all matters revealed therein.

7.        ENCUMBRANCES

          The Premises are sold subject to and where applicable with the benefit of the matters contained or referred to in the Leases.

8.    RESTRICTIONS

8.1 In this clause "Restrictions" means all matters affecting the Premises or their use registered or capable of registration as local land charges and all notices charges orders resolutions proposals or other matters affecting the Premises or their use served or made by any local or other competent authority or otherwise arising under any statute or regulation or order made under any statute.

8.2 The Premises shall be demised subject to all (if any) Restrictions (whether in existence at the date of this Agreement or arising at any later date) Provided that at the date hereof the Transferor confirms that it has not been notified of any agreements obligations works things or matters which although not registered are capable of registration in the local land charges registry.

8.3 The Transferee acknowledges that its obligations under this Agreement shall not be affected or lessened in any way by the fact that there may be now or subsequently exist any Restrictions or any non-compliance with any Restrictions.

9.    REPRESENTATIONS EXCLUDED

      The provisions of this Agreement contain all the terms agreed between the parties hereto and the Transferee acknowledges that this Agreement has not been entered into in reliance wholly or partly upon any statement or representation made by or on behalf of the Transferor save in so far as any such statement or representation is expressly set out in this Agreement or has been made in writing (including fax and telex) by the Transferor's Solicitors to the Transferee's Solicitors and in that event the making of any such statement or representation shall not obviate the need for the Transferee to make appropriate searches and enquiries.

10.   INCORPORATION OF NATIONAL CONDITIONS

      The National Conditions of Sale (20th Edition) printed by The Solicitors' Law Stationery Society plc on Form Con 14 shall be incorporated in this Contract so far as they are not inconsistent with or varied by this Contract but shall be subject to the following variations:

      10.1  Condition 5(3) 15(2) 15(3) and 21(3)shall not apply

      10.2 The final sentence of condition 11(5) shall be deleted and the following words substituted in their place "But if the licence cannot be obtained within sixty (60) working days of the date hereof the Transferor may rescind this Contract by giving written notice to the Transferee or its Solicitors and in the event of such rescission this Agreement shall forthwith cease and be of no effect and upon the service of such notice the Transferee shall cancel any entries relating to this Agreement in any register".

     10.3   Condition 6 shall be deleted and the following shall apply:

               "The Transferee shall reimburse the Transferor forthwith upon demand all rent rates duties charges assessments impositions and outgoings (including all charges for gas electricity water telephones or other communications equipment (including rental and connection charges if any) consumed in or used on the Premises and any insurance premiums payable in respect of the Premises) which are now or prior to completion imposed upon or payable in respect of the Premises or on the owner tenant or occupier thereof from and including the date of this Agreement".

11.  THE TRANSFERS

     The Transfers to the Transferor shall contain a covenants in the following terms:

            "The Transferee covenants with the Transferor that it and its successors in title to the Premises will henceforth during the continuance of the term granted by the Lease *[but not so as to impose any liability on the Transferor after the Transferor is released from its covenants by virtue of the provisions of the Landlord and Tenant (Covenants) Act 1995 save in respect of any antecedent breach]* pay all rents becoming due under the Lease (as increased subsequent to review) and observe and perform all the covenants on the part of the lessee agreements and conditions contained in the Lease and will at all times after the date of this Transfer indemnify and keep indemnified the Transferor its estate and effects from and against all proceedings costs claims and expenses whatsoever on account of any omission to pay the rent reserved by or any breach of any of the covenants on the part of the lessee or the agreements and conditions contained in the Lease".

            * applicable to the Second Lease only

            "The Transferee covenants with the Transferor that it will within twenty eight days after any assignment or variation of the Lease give to the Transferor notice in writing thereof and produce to the Transferor a certified copy of the document or documents effecting the same any relevant licence to assign".

                                  SCHEDULE 4

                              PLANT AND EQUIPMENT



                               SCHEDULE DELETED

                                  SCHEDULE 5

                                   VEHICLES

                  SCHEDULE OF MOTOR CARS OWNED AND LEASED BY

          AMTECH EUROPE LIMITED IN CONNECTION WITH COTAG INTERNATIONAL

OWNED CARS

Vauxhall Cavalier H248 GDX
K426 HRW
Citroen Xantia

LEASED CARS

M54 APW
L81 JLS
N342 UOH
N619 VOP

                                  SCHEDULE 6

                    REGISTERED INTELLECTUAL PROPERTY RIGHTS

A.  PATENTS

TITLE                          NO.                              COUNTRY

Programmable Tag               EU0040544                        Austria

Programmable Tag               EU0040544                        Belgium

Programmable Tag               EU0040544                        France

Programmable Tag               EU0040544                        Germany

Programmable Tag               EU0040544                        Italy

Programmable Tag               EU0040544                        Netherlands

Programmable Tag               EU0040544                        Sweden

Programmable Tag               EU0040544                        Switzerland

Coded Tag                      EU0098659                        Belgium

Coded Tag                      EU0098659                        France

Coded Tag                      EU0098659                        Germany

Coded Tag                      EU0098659                        Netherlands

Coded Tag                      EU0098659                        Sweden

Coaxial Aerial                 2195055                          Great Britain

Coaxial Aerial                 4922261                          US

Coaxial Aerial                 EU0253877                        Austria

Coaxial Aerial                 EU0253877                        Belgium

Coaxial Aerial                 EU0253877                        Switzerland

Coaxial Aerial                 EU0253877                        Germany

Coaxial Aerial                 EU0253877                        France

Coaxial Aerial                 EU0253877                        Italy

Coaxial Aerial                 EU0253877                        Netherlands

Coaxial Aerial                 EU0253877                        Sweden

Pulse Train Encoding           628486                           Australia

TITLE                          NO.                              COUNTRY

Codable Electronic Devices     5227779                          US

Presence Sensing               117633                           Canada

Programmable Tag               4399437                          US

Programmable Tag               81/3317                          South Africa

Programmable Tag               538997                           Australia

Programmable Tag               2077556                          Great Britain

Programmable Tag               1173909                          Canada

Programmable Tag               1730759                          Japan

Coded Tag Modifications        82/5021                          South Africa

Coded Tag Modifications        2102250                          Great Britain

Coded Tag Modifications        2102250(HK)                      Hong Kong

Coded Tag                      2102250(SG)                      Singapore

Figure of Eight Aerial         2133660                          Great Britain


B.  PATENT APPLICATIONS

TITLE                          NO.                              COUNTRY

Pulse Train Encoding           2-56759                          Japan

Codable Electronic Devices     0387071                          Europe

Coding Devices                 0705468                          Europe

Laminating Articles            96/22192.4                       Great Britain

C.  REGISTERED DESIGN

TITLE                          NO.                       COUNTRY

Passive Tag                    2056315                   GB



D.  TRADE MARKS

TITLE                          NO.                       COUNTRY OF REGISTRATION

CAMEO                          2130722                   GB

COTAG                          186404                    Sweden

"                              1155394                   GB

"                              1282209                   US

"                              1669857                   France

"                              374950                    Benelux

"                              1030952                   Germany

"                              472395                    Italy

COTAG                          85/1753                   South Africa

"                              A423585                   Australia

GRANTA                         1515168                   GB

"                              92438125                  France

"                              2097405                   Germany

                                   SCHEDULE 7

                 CONSIDERATION VALUES IN RESPECT OF THE ASSETS


DESCRIPTION                                                     AMOUNT (POUNDS)
PROPERTY, comprising
              - Long Leasehold                                      175,000
              - Short Leasehold                                           0

PLANT AND EQUIPMENT AND VEHICLES AND THE SYSTEM
comprising:
              - Plant and Machinery              295,000
              - Test Equipment                    56,000
              - Computer Software                      0
              - Furniture and Fittings            31,000
              - Jigs and Tools                         0
              - Computer Equipment                     0
              - Chip                                   0
              - Vehicles                           2,000            384,000
                                               ---------

DEBTS         - Accounts receivable              906,000
              - Prepayments                       54,000            960,000
                                               ---------

STOCK                                                               750,000

TRADE CREDITORS
              - Accounts payable                (473,000)
              - Accruals                        (583,000)        (1,056,000)
                                               ---------        -----------

TOTAL:                                                            1,213,000
                                                                -----------


The amount of consideration in respect of STOCK, DEBTS and TRADE CREDITORS shall be adjusted by reference to the amounts specified in the Completion Statement in accordance with Schedule 14.

KNOW-HOW: the amount of consideration in respect of Know-how shall be (Pounds)2,376,000. If the amount payable under this Agreement in respect of Know-how is greater or less than (Pounds)2,376,000, the consideration for the Know-how shall be increased or reduced accordingly.

                                  SCHEDULE 8

      DETERMINATION AND CERTIFICATION OF NET REVENUES AND CARD KEY SALES

1.   CALCULATION OF NET REVENUES

1.1 The Net Revenues for the 1998 and 1999 calendar years ("the Relevant Calendar Years") shall be such sum as shall be agreed or determined pursuant to this Schedule as the revenues derived from the Business for each Relevant Calendar Year calculated as set out in paragraph 2 (Calculation of Net Revenues).

1.2 For the 1998 calendar year, the Purchaser will pay to the Seller by way of Deferred Consideration the sum of (Pounds)250,000 provided that if the Net Revenues for such Relevant Calendar Year are less than (Pounds)8,850,000 then this Deferred Consideration shall be the sum of (Pounds)X, where X = (A / 1,261,000) x 250,000, A being the amount by which such Net Revenues exceed (Pounds)7,589,000 (and if such Net Revenues are equal to or less than (Pounds)7,589,000, this Deferred Consideration shall be nil).

     Any payment due to the Seller from the Purchaser pursuant to this paragraph
     1.2 shall be paid by the Purchaser on the Determination Date for such Net Revenues together with interest thereon from 31 January 1999 to the date of payment at the rate of 3% above the base rate of Barclays Bank Plc from time to time.

1.3 For the 1999 calendar year, the Purchaser will further pay to the Seller by way of Deferred Consideration the sum of (Pounds)350,000 provided that if the Net Revenues for such Relevant Calendar Year are equal to or exceed (Pounds)8,000,000 but are less than (Pounds)9,350,000 this Deferred Consideration shall be the sum of (Pounds)100,000 plus the sum of (Pounds)Y, where Y = (B / 1,350,000) x 250,000. B being the amount by which such Net Revenues exceed (Pounds)8,000,000 (and if such Net Revenues are less than (Pounds)8,000,000 this Deferred Consideration shall be nil).

     Any payment due to the Seller from the Purchaser to this paragraph 1.3 shall be paid by the Purchaser on the Determination Date for such Net Revenues together with interest thereon from 30 January 2000 until the date of payment at the rate of 3% above the base rate of Barclays Bank Plc from time to time.

1.4 (a) To incentivise the Seller to continue existing trading relationships the Purchaser shall further pay to the Seller in respect of Know-how an amount equal to ten per cent of Net Revenues of all sales by the Purchaser to the Seller, Card Key Systems Inc and Card Key Systems Limited made in each of the Relevant Calendar Years ("Card Key Sales").

     (b) Any payment due to the Seller from Purchaser pursuant to this paragraph 1.4(a) shall be paid by the Purchaser within 5 Business Days of the Determination Date together with interest thereon from 31 January following the Relevant Calendar Year to the date of payment at the rate of 3% above the base rate of Barclays Bank Plc from time to time.

2.   BASIS OF PREPARATION

2.1 In this Schedule "NET REVENUES" means the arms length invoiced value (excluding any VAT):

     (a) of all sales by the Purchaser or any other member of the Purchaser's Group of the Products and the systems of the Business (including any new or replacement products or systems or any modifications or additions to any such Products or new or replacement products or systems introduced or developed by the Business); and

     (b) of all sales of the BEWAPASS ENTRO, the BEWAPASS P.C. system and the BEWACARD BC615 cardreader when used with BC615 pc based software [BC 640] and any similar or replacement products or systems or modifications or additions thereto supplied by the Purchaser or any other member of the Purchaser's Group to any established customers (which term in this Schedule includes any distributor or re-seller) of the Business who are not established customers of the Purchaser; and

     (c) of any amounts payable by purchasers of such products or systems under maintenance or support contracts in respect of any such products or systems referred to in paragraph (a) and (b) above in respect of the relevant period;

     (such sales or amounts payable being referred to in this Schedule as "RELEVANT SALES"), but adjusted in accordance with the provisions of paragraph 2.2.

2.2  In calculating the Net Revenues the following adjustments shall be made:

     (a) where any Relevant Sales are less than an arms' length value, by substituting an arms' length value by reference to sales to similar customers of the same product, system or service;

     (b) where the Purchaser is in breach of any of the provisions of paragraph 3 below, such adjustments as are reasonably appropriate to ensure that the Net Revenue shall be such amount as they would have been had the Purchaser not been in breach of such provisions (this being without prejudice to any other right of action which the Seller may have in respect of such breach).

3.   PROTECTION OF NET REVENUES

3.1 The Purchaser undertakes to the Seller that in the conduct of its business it shall not do or omit to do anything which would result in the amount of the Net Revenue not genuinely and fairly reflecting all Relevant Sales during each Relevant Calendar Year.

3.2 Without prejudice to the generality of paragraph 3.1 above, the Purchaser undertakes to the Seller:

     (a) not to grant any discount, credit or price reduction to any customer in relation to any Relevant Sales which is not reasonably commercially justifiable or which is conditional on or linked to any sale of any other product which is not a Relevant Sale;

     (b) not to divert any customer or potential customer of the Business to any business of the Purchaser or any member of the Purchaser's Group which would not constitute a Relevant Sale;

     (c) to promptly invoice all Relevant Sales in accordance with the normal price of the Business and not to permit any such invoicing to be delayed or deferred into any subsequent calendar year when the Relevant Sale has taken place in the preceding calendar year, nor make any significant change to the terms of business with customers which would have any such effect;

     (d) to maintain such invoicing and accounting procedures so as to ensure that the Net Revenues are readily capable of being ascertained and not mixed with any other sales of any other product or any other person which is not a Relevant Sale;

     (e) not to sell, transfer, reconstruct, merge or amalgamate the Business without ensuring that the Net Revenues remain reasonably capable of being ascertained and agreed in accordance with the provisions of this Schedule.

4. PURCHASER TO ISSUE CERTIFICATE OF NET REVENUES AND CERTIFICATE OF CARD KEY SALES

     Within ten Business Days after the end of each Relevant Calendar Year, the Purchaser shall issue a certificate of Net Revenues and a certificate of Card Key Sales (as appropriate) to the Seller, together with a statement of any adjustments showing the calculation of the Net Revenues and Card Key Sales made in accordance with paragraph 2.2 above.

5.   CONFIRMATION OF NET REVENUES

     The Seller shall be entitled to verify the certificate of Net Revenues and certificate of Card Key Sales (as appropriate) and statement of adjustments and, if it disputes the amount of the Net Revenues or Card Key Sales (as appropriate) specified therein, the Seller shall within 20 Business Days of the certificate and statement of adjustments being submitted to them state in writing that it disagrees with the certificate and statement ("a Dispute Notice"). If the Seller shall serve any Dispute Notice then, it shall attempt to resolve the matter in dispute with the Purchaser. Any such resolution which enables the Net Revenues or Card Key Sales (as appropriate) to be agreed shall be expressed in a joint certificate ("the Joint Resolution"), signed by both the Seller and the Purchaser stating the Net Revenues or Card Key Sales (as appropriate). If no Joint Resolution shall be issued within 10 Business Days of the relevant Dispute Notice, the matter shall be referred to a firm of independent chartered accountants jointly agreed upon by the Purchaser and the Seller or (failing such agreement) appointed, at the request of either the Purchaser or the Seller, at any time by the President from time to time of the Institute of Chartered Accountants in England and Wales, which firm ("the Independent Accountants") shall then determine the matter in dispute and in the light of the dispute determine the Net Revenues or Card Key Sales (as appropriate). The Independent Accountants shall act as experts and not as arbitrators and their decision shall be communicated in writing to the Purchaser and the Seller and shall be final and binding upon the Purchaser and the Seller and shall be communicated in any event within five days of receipt of instructions by the Seller and the Purchaser to so determine the Net Revenues or Card Key Sales (as appropriate).

6.   COSTS TO BE BORNE BY APPOINTOR

     The costs of the Independent Accountants shall be borne by as the Independent Accountants shall determine or, in the absence of any such determination, by the Seller and Purchaser jointly.

7.   RECORDS ETC. TO BE MADE AVAILABLE

     The Purchaser shall procure that all records, working papers and other information as may be reasonably required by the Seller, Seller's Accountants and/or the Independent Accountants for the purposes of this Schedule shall be made available upon a request for them.

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

8.   MEANING OF "THE DETERMINATION DATE"

     For the purposes of this Agreement "the Determination Date" in relation to the amount of Net Revenues and/or the Card Key Sales shall mean:

     (a) where no Dispute Notice is served, the date which is twenty Business Days after the submission to the Seller of the relevant certificate and statement pursuant to paragraph 4 above, or if the Seller confirms it agrees with such certificate, on the date of such confirmation;

     (b)  if a Dispute Notice is served, the date of any Joint Resolution; or

     (c) if any matter shall be referred to the Independent Accountants as mentioned in paragraph 6 the date upon which the decision shall have been given.

                                  SCHEDULE 9

                            COMPLETION ARRANGEMENTS

                                    PART 1

                              SELLER'S OBLIGATIONS



1.   ITEMS TO BE DELIVERED TO PURCHASER

     The Seller shall deliver to the Purchaser:

     (a) such duly executed conveyances, transfers, assignments and other assurances as are necessary fully and effectually to vest title to the Assets in the Purchaser, including assignments of the Intellectual Property Rights in the agreed terms and all deeds and documents relating to the title of the Seller to the Assets;

     (b) all the Assets which are capable of passing by delivery when, by virtue of such delivery, title to those Assets shall pass to the Purchaser;

     (c) all the Current Contracts and all books, records and other documents to be transferred to the Purchaser under this Agreement;

     (d) such evidence as the Purchaser may require of the release of the charges and other encumbrances (if any) affecting the Assets (or any of them) prior to Completion;

     (e) a joint election in the Agreed Form relating to Know-how and Intellectual Property Rights.

2.   TAKING POSSESSION OF THE BUSINESS

     The Seller shall permit the Purchaser to enter into and take possession of the Business.

                                    PART 2

1.  PURCHASER'S OBLIGATIONS

    (a)  The Purchaser shall pay to the Seller the Initial Payment;

    (b) The Purchaser shall deliver to the Seller a joint election in the Agreed Form relating to the Know-how and Intellectual Property Rights;

    (c) The Purchaser shall deliver to the Seller a Deed relating to Stamp Duty executed by the Purchaser and the Purchaser's Guarantor

    (d)  Security document for the obligations of the Purchaser in the Agreed
         Form.

                                  SCHEDULE 10

                         PENSIONS AND RELATED BENEFITS


                               SCHEDULE DELETED

                                  SCHEDULE 11

                                  WARRANTIES

                                THE PROPERTIES

1.1    DESCRIPTION

       Schedule 3 contains full and accurate details of the description and tenure of the Property, which are all the freehold and leasehold land and premises in or in respect of which the Seller has any interest, right or title or which are otherwise occupied or used by the Seller.

1.2    TITLE

1.2.1  LAWFUL OCCUPATION

       The Seller's use or occupation of the Property is lawful and is in accordance with its rights as owner or under any lease or licence of such Property.

1.2.2  TITLE TO THE PROPERTY

       The Seller is the absolute legal and beneficial owner of the Property and has good and marketable title to the Property.

1.2.3  REGISTERED PROPRIETOR

       The Seller is the registered proprietor with absolute title of those of the Property required to be registered at H.M. Land Registry and save for such Property none of the Property is registered at H.M. Land Registry or located in an area of compulsory registration.

1.2.4  THE COMPANY HAS THE TITLE DEEDS

       So far as the Seller is aware the Seller has in its possession or there are presently held to its order all title deeds and documents necessary to prove title to the Property (complete copies of such title deeds and documents having been delivered to the Purchaser prior to the date hereof).

1.2.5  PROPERTY IS FREE FROM ENCUMBRANCES

       The Property is free from any lease, licence, mortgage, debenture, charge, rent-charge, lien or any other encumbrance giving or securing any rights to any person in relation to any of the Property. The Property is also free from any options or agreements for any such encumbrances or otherwise.

1.2.6  NO COVENANTS ETC.

       So far as the Seller is aware the Property is not subject to the burden of any covenants, stipulations, restrictions, easements, quasi-easements, profits a prendre, wayleaves, grants, licences, overriding interests or any other third party rights.

1.2.7  NO CLAIMS OR CONTINGENT LIABILITIES

       There is no outstanding monetary claim or liability contingent or otherwise, affecting the Property.

1.2.8  NO OUTGOINGS

       The Property is not subject to any outgoings other than for the usual general rates, water rates and, in the case of leasehold property, insurance, rent and service charge payments.

1.2.9  ALL OBLIGATIONS FULLY DISCHARGED

       All and any obligations or liabilities of the Seller in relation to any of the matters referred to in paragraphs 1.2.5 to 1.2.8 (inclusive) have been fulfilled and discharged in full.

1.2.10 NO LAND CHARGES ETC.


       The Seller has not been notified of any agreements, obligations, works, things or matters which, although not registered, are capable of registration in the local Land Charges Registry.

1.3    PLANNING

1.3.1  CURRENT USE IS PERMITTED USE

       The current use of the Property is the permitted use for the purposes of the Town and Country Planning Acts 1971-1990 and the Planning and Compensation Act 1991.

1.3.2  NO DEVELOPMENT ETC. WITHOUT PERMISSION

       So far as the Seller is aware no development, alterations or other works have been carried out in relation to the Property unless all appropriate planning permissions, orders and consents, building regulations consents and other permissions, agreements, regulations, orders and liabilities have been obtained, complied with and discharged under the provisions of the Town and Country Planning Acts 1971-1990 the Highways Act 1980 and any other relevant statute or bye-law.

1.3.3  NO UNUSUAL OR SHORT-TERM PERMISSION

       No planning permission relating to the Property is temporary or personal or due to terminate within five years from Completion or is subject to onerous or unusual conditions.

1.3.4  NO PLANNING APPLICATIONS

       No applications for planning permission have been made by the Seller and refused or remain outstanding.

1.4    OBLIGATIONS AND ORDERS

1.4.1  COMPLIANCE WITH RELEVANT LAWS

       The Seller has not received any notification that any relevant statutory requirements, bye-laws and any other regulations concerning the use and condition of the Properties have not been complied with including, without prejudice to the generality of the foregoing, as to safety from fire and under the Public Health Acts, the Highway Acts, the Offices Shops and Railway Premises Act 1963, the Health and Safety at Work Act 1974, the Control of Pollution Act 1974 and the Factory Acts.

1.4.2  NO LICENCES

       No use of the Properties is, or should be, the subject of a licence whether under the Licensing Act 1964 or otherwise.

1.4.3  NO COMPULSORY PURCHASE ORDERS ETC.

       The Seller has not been notified of any circumstances likely to lead to any Compulsory purchase notices, orders or resolutions and closing, demolition or clearance orders, enforcement notices or stop notices being made against the property.

1.5    CONDITION OF THE PROPERTIES

1.5.1  GOOD STATE OF REPAIR

       The Property and the buildings and other structures on the Property is in a good and safe state of repair and fit for the purposes for which it is currently used.

1.5.2  REPORTS DISCLOSED

       Copies of all surveys, engineers' and architects' reports and other reports as to the safety and general condition of the Property made in respect of the Property during the ownership of the Seller, have been disclosed to the Purchaser.

1.5.3  NO BOUNDARY DISPUTES

       There are no disputes and no reason known to the Seller for any future disputes with any third party in respect of any boundaries and boundary walls and fences or in respect of any easements over, or any right or means of access to, any of the Property.

1.5.4  NO SHARED OR PRIVATE ACCESS

       No right of access to the Property is shared with, or subject to determination by, any third party and the principal access is over roads maintained by a public authority at the public expense.

1.5.5  NO STRUCTURAL DAMAGE ETC.

       The Property is not particularly susceptible to flooding and is not affected by past or present mining activity. No building or structure on the Property has at any time been affected by any structural damage, infestation or disease.

1.5.6  NO UNACCEPTABLE FABRIC

       So far as the Seller is aware none of the buildings or structures on the Property contains in its fabric any high alumina, cement, calcium chloride, blue asbestos, wood-wool slats, sea-dredged aggregates or any other substance or material which is defective or a risk to health or safety.

1.5.7  SERVICES

       The Property enjoys full and permanent access to the services of drainage, water, electricity and gas.

1.5.8  ACCESS TO LIGHT AND AIR

       The access of light and air to all windows and apertures of the Property is enjoyed as of right.

1.6    INSURANCE

1.6.1 Full and accurate details of the insurance policies in place in respect of the Property have been disclosed to the Purchaser in the Disclosure Letter.

1.6.2 The Property and all the buildings and structures and their fixtures and fittings on the Property is insured for their full reinstatement values plus architects' and surveyors' fees, against fire and other usual risks, for not less than two years' loss of rent (if the Property is let) and are adequately insured against third party and public liabilities. All premiums have been duly paid and there are no circumstances which would permit the insurers to avoid such policies.

1.7    LEASEHOLD PROPERTIES

1.7.1  PERFORMANCE UNDER LEASES

       The Seller has not received any notification of any breach of its obligations under the leases, on the terms of which it enjoys possession of the Property and details of which are contained in Schedule 3 (The Property). The Seller has obtained and observed the terms of any licences, consents or approvals required from any Landlord or Superior Landlord under such leases.

1.7.2  RENT REVIEWS

       There are no rent reviews currently in progress in respect of any such leases of the Property.

1.7.3  NOTICES OBSERVED

       All notices or requirements given or made by the Landlord under such leases in respect of the Property have been fully and properly observed and performed.

1.7.4  NO RIGHT TO EXERCISE POWER OF ENTRY

       There are no circumstances which would entitle any landlord or other person to exercise any rights or powers of entry or taking possession (whether or not any action has been taken before such rights or powers are enforceable), or which would otherwise affect or restrict the continued possession, enjoyment and use of the Property for their present purpose.

1.8    GENERAL

1.8.1  CIRCUMSTANCES AFFECTING USE OF THE PROPERTIES

       Except as disclosed in the Disclosure Letter, there are no matters or circumstances affecting the Property or its use or the activities carried on at the Property, which would be relevant to be known by a person proposing to purchase the same at market value, or to develop the same.

1.8.2  REPLIES TO ENQUIRIES TRUE AND ACCURATE

       The information and representations contained in replies to written enquiries raised by the Purchaser's solicitors of the Seller's solicitors are true and accurate in all respects.

2.     OTHER ASSETS

2.1    BUSINESS VESTED IN SELLER

       The entire benefit of the Business is vested in the Seller absolutely.

2.2    TITLE TO THE ASSETS

       Except for current Assets subsequently acquired, sold or realised in the ordinary course of business, the Seller owned at the Balance Sheet Date and still owns all the Assets (other than the Property) free from and clear of any lien, charge (including without limitation any Inland Revenue charges as defined in section 237 of the Inheritance Tax Act
       1984), mortgage, hypothecation, pledge, option, hire purchase agreement, leasing agreement, lease purchase agreement, credit sale agreement, agreement for conditional sale or sale by instalments.

2.3    NO RESTRICTIONS OF TITLE

       There are no agreements or arrangements whereby the title to any of the Assets or any rights in the proceeds of sale of any of the Assets is or may be reserved to the Seller of such Assets or to any third party and there are no other encumbrances or claims of any kind (excepting only liens arising in the ordinary course of trading or under the Equipment Contracts).

2.4    PRODUCTS ETC. IN GOOD AND SALEABLE CONDITION

       Otherwise than in the ordinary course of business the Seller has not sold or supplied or agreed to sell or supply Products or Services upon any terms other than those contained in the Seller's standard conditions of sale (a true copy of which is attached to the Disclosure Letter).

2.5    PLANT ETC. IN GOOD WORKING ORDER

       All plant, machinery, tools, moulds, prototypes, patterns, fittings, equipment and motor vehicles agreed to be sold under this Agreement and material to the conduct of the Business are, to the best of the knowledge of the Seller, in reasonable working order, condition and repair having regard to their age and normal wear and tear.

3.     CURRENT CONTRACTS

3.1    NO CONTRACTS OUTSIDE ORDINARY COURSE ETC.

       There does not exist in relation to the Business any contract, agreement, commitment or arrangement remaining to be performed in whole or part or otherwise in effect:

       (a) which was entered into otherwise than in the ordinary course of the day to day trading operations of the Business;

       (b) which is of an onerous or long term nature or which cannot be fulfilled or performed on time and without undue or unusual expenditure of money or effort;

       (c) under which the Products are to be sold or supplied to or purchased or taken from or provided by any person solely or exclusively;

       (d) for the servicing, maintenance or repair either of Products sold by the Seller or of any of the assets agreed to be sold under this Agreement;

       (e) under which the Seller or any other person acts or is to act as sales agent, distributor or franchisee or in any similar capacity; or

       (f) which restricts the manner or fields in which the Business is carried on.

3.2    NO MATERIAL BREACH ETC.

       There does not exist in relation to the Business any Current Contract:

       (a) to which any party thereto is in material breach so as to render the same capable of termination or give rise to any right to damages or other compensation;

       (b) which is material and in respect of which any consent is required or any notice has to be given or other action in order for such contract to be assigned by the Seller to the Purchaser;

       (c) which is or will become terminable or under its terms may otherwise be adversely affected as a result of the entering into or implementation of this Agreement;

       (d) so far as the Seller is aware which is or is required to be registered in accordance with the provisions of the Restrictive Trade Practices Act 1976 or which contravenes the provisions of the Resale Prices Act 1976 or infringes Articles 85 or 86 of the Treaty of Rome or any other anti-trust legislation or any regulation or directive issued thereunder or which has been notified to the Commission of the European Communities for an exemption or in respect of which an application has been made to the said Commission for a negative clearance;

       (e) so far as the Seller is aware which is by virtue of its terms or by virtue of any practice for the time being carried on in connection with it a consumer trade practice within the meaning of Section 13 Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to or order by the Secretary of State under the provisions of
            Part II of that Act; or

       (f) the performance of which is guaranteed or otherwise secured by the Seller or any other person.

3.3    NO DEFAULT UNDER EQUIPMENT CONTRACTS

       The Seller is not in default under any of the Equipment Contracts such that the owner of the relevant Asset is entitled to re-take possession thereof.

4.     FINANCIAL POSITION AND CONTINUATION OF THE BUSINESS

4.1    ACCOUNTS SHOW TRUE AND FAIR VIEW

       The Accounts (true and complete copies of which are attached to the Disclosure Letter) have been prepared in accordance with the requirements of all relevant statutes and generally accepted United Kingdom accountancy and show a true and fair view of the financial position of the Business for the period ended on the Balance Sheet Date and in particular (but without limitation) do not overstate the profits of the Business for that period.

4.2    BUSINESS CONDUCTED IN ORDINARY COURSE SINCE BALANCE SHEET DATE

       Since the Balance Sheet Date the Seller has carried on the Business in the ordinary and normal course and so as to maintain the same as a going concern and without any material interruption or alteration in the nature, scope or manner of it.

4.3    NO MATERIAL DETERIORATION SINCE BALANCE SHEET DATE

       To the best of the Seller's knowledge, information and belief the trading results of the Business up to Completion have not materially deteriorated in comparison with those for the corresponding period in the year ended on the Balance Sheet Date.

4.4    NO ABNORMAL FACTORS

       There is no abnormal factor known to the Seller materially and adversely affecting the Business.

4.5    NO SUBSTANTIAL REDUCTION IN TRADE WITH CUSTOMERS AND SUPPLIES

       Since the Balance Sheet Date no regular or important customer or supplier has ceased or substantially reduced or so far as the Seller is aware indicated that it will cease or substantially reduce the volume of its business with the Seller in relation to the Business.

4.6    ONLY THE BUSINESS CARRIED ON AT THE PROPERTY

       The Business is the only business carried on at the Property, is carried on solely by the Seller and no part thereof has been sub-contracted to any third party or (other than pursuant to the Current Contracts) is carried on under the agreement or consent of any third party.

4.7    NO INTEREST IN COMPETITORS

       The Seller has no proprietary, equity or other interest, direct or indirect in, or controls, any other company, firm or business which has a close trading relationship or is in competition with the Business.

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5.     EMPLOYEES

5.1    DETAILS ABOUT TRANSFERRING EMPLOYEES

       Full and accurate details of the terms and conditions of employment (whether contractual or discretionary) of the Transferring Employees are disclosed in the Disclosure Letter, including without limitation:

       (a) any written service agreement, employment contract, offer letter, standard form of employment contract, statement of terms and conditions of employment and staff handbook;

       (b) the age, sex, hours of work and date of commencement of continuous employment (within the meaning of the Employment Rights Act 1996) of each Transferring Employee;

       (c)  particulars of all part-time or job share working arrangements;

       (d) the bonus, commission and profit sharing arrangements of each Transferring Employee;

       (e) all consents by each Transferring Employee to work more than 48 hours a week;

       (f) particulars of any collective agreement, arrangement and understanding with trade unions, staff associations and other representative bodies and elected representatives of the Transferring Employees;

       (g) disciplinary or grievance procedures, and any procedures to be followed in the case of redundancy or dismissal, including in the case of redundancy any redundancy scheme or formula applied by the Seller during the three years before Completion in making payments in excess of the statutory entitlement (whether contractual or discretionary).

5.2    EMPLOYEES EMPLOYED IN THE BUSINESS

       (a) The Transferring Employees are all employed by the Seller in the Business and work wholly or mainly in the Business and there are no other persons employed in any capacity in the Business other than the Excluded Employees.

       (b) The Seller has not moved any Transferring Employee into the Business from another part of its business in the three months prior to the date of this

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            Agreement or moved any employee out of the Business into another part of its business in the same period.

       (c)  None of the Transferring Employees are on secondment.

       (d) There are no outstanding offers of employment in the Business, and no person has accepted such an offer of employment or engagement but not yet taken up the position accepted.

5.3    NO CHANGE IN EMPLOYMENT TERMS

       (a) No change has been made to any term or condition of employment of any Transferring Employee either with or without his or her consent in connection with this Agreement or without his or her consent within three months before Completion.

       (b) The Seller has not made any representation or statement to any of the Transferring Employees concerning employment with the Purchaser.

5.4    NO NOTICE OR TERMINATION

       None of the Transferring Employees has given or received notice terminating his or her employment and no Transferring Employee is entitled to give such notice as a result of entering into or implementation of this Agreement under the terms of his employment contract.

5.5    NO OBJECTION

       No notice of objection under Regulation 5(4A) of the Regulations has been received by the Seller from any Transferring Employee and, as far as the Seller is aware, no such notice is pending or threatened.

5.6    DISMISSALS

       The Disclosure Letter contains details of all employees who have ceased to be employed in the Business in the three months before the date of this Agreement or who are under notice at the date of this Agreement and the reason for such departure or intended departure.

5.7    NO GUARANTEED INCREASE

       No Transferring Employee has been promised or is accustomed to receiving any guaranteed increase in basic salary or other benefits and there is no agreement with any

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       Transferring Employee to increase his or her basic salary or any other benefits at a date in the future.

5.8    NO SALARY OR BENEFITS IN ARREARS

       There is no salary, remuneration or other benefit which any Transferring Employee has accrued which is in arrears, unpaid or unprovided other than basic salary for part of the current month, and there is no outstanding undischarged liability to pay to any government or regulatory authority any tax, national insurance contributions, or any other such charges in respect of the Transferring Employees.

5.9    SHARE SCHEME

       There are no share schemes (whether contractual or discretionary) applicable to any of the Transferring Employees.

5.10   PENSION PROMISES

       Full and accurate details of all superannuation, pension, life assurance, death benefit, sickness or accident benefit schemes or arrangements in respect of which the Seller has or may have any liability to contribute or an obligation to any of Transferring Employee or their dependants are contained in the Disclosure Letter and save for the schemes or arrangements therein disclosed no Transferring Employee has any right to a pension or other benefit on retirement, death or disability by way of a funded or unfunded pension promise.

5.11   DISABILITY

       Details of all Transferring Employees who are disabled within the meaning of the Disability Discrimination Act 1995, and details of any reasonable adjustments requested to be made by any Transferring Employee and any adjustments made or promised by the Seller, and details of any public funding in respect of that adjustment made available or provided to the Seller, have been disclosed in the Disclosure Letter.

5.12   LONG-TERM ABSENCE

       Full details of all Transferring Employees who are absent from work (whether on maternity leave, unpaid leave, long-term sickness or otherwise) have been disclosed in the Disclosure Letter.

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5.13   PERMANENT HEALTH INSURANCE

       No Transferring Employee is receiving or claiming any permanent disability benefit under any permanent health insurance scheme.

5.14   HEALTH & SAFETY

       Full details of all health and safety policies and procedures, health and safety committees, and any material complaints, recommendations, investigations or claims relating to health and safety issues made or undertaken in the last twelve months and affecting the Business and the Transferring Employees have been disclosed in the Disclosure Letter.

5.15   EQUAL OPPORTUNITIES

       Full details of all equal opportunities policies and procedures and any complaints, recommendations, investigations or claims relating to sex, race or disability discrimination or equal pay or equal treatment made or undertaken in the last two years and affecting the Business and the Transferring Employees have been disclosed in the Disclosure Letter.

5.16   NOTICE PERIOD

       The contract of employment of each Transferring Employee may be terminated without damages or compensation (other than that payable under statute) by the Seller giving at any time no more than three months' notice.

5.17   NO DISPUTES

       There is no litigation, material claim or other material dispute existing, or genuinely threatened (whether orally or in writing) between the Seller and any of the Transferring Employees, or between the Seller and any trade union, staff association, works council or any other employee representative, and, as far as the Seller is aware, there are no existing circumstances likely to give rise to any such litigation, claims or disputes.

5.18   NO OUTSTANDING OBLIGATIONS FROM LITIGATION

       There are no outstanding obligations to reinstate, re-engage, pay compensation to or comply with any recommendation or declaration of any Court, Industrial Tribunal, or any other tribunal in respect of any Transferring Employee or any former employee who used to work in the Business.

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5.19   TRADE UNIONS, EMPLOYEE REPRESENTATIVES ETC.

       The Seller does not recognise any, or have any collective or other agreement, or any understanding or arrangements (whether legally enforceable or not) with any trade union representing any of the Transferring Employees, and does not have any works councils, staff associations or any other representative body (whether elected or not) of any of the Transferring Employees.

5.20   CONSULTATION ETC.

       The Seller has complied with its obligations under Regulation 10 of the Regulations, and has complied with its obligations under Section 188 to 194 of the Trade Union and Labour Relations (Consolidation) Act 1992.

5.21   PERSONNEL RECORDS

       The Seller has in its possession records regarding the employment of the Transferring Employees, including records of all disciplinary warnings, hearings and other such matters, which records are easily accessible and in a form which can be passed to the Purchasers at Completion.

5.22   COMPLIANCE OF THE SELLER

       The Seller has not breached in any material respect or failed to comply with any law, agreement, regulation, order, notice, judgment, award, or code of practice in relation to any of the Transferring Employees.

6.     INTELLECTUAL PROPERTY AND COMPUTER SYSTEMS

6.1    MEANING OF "BUSINESS IPRS"

       In this Warranty 6, "Business IPRs" means all Intellectual Property Rights owned by the Seller or any member of the Seller's Group which is either used in or required for the conduct of the Business.

6.2    REGISTERED BUSINESS IPRS

       Schedule 6 gives full and accurate details of all registrations and of all applications for registration or grant which are comprised in the Business IPRs, including the registered proprietor of or applicant for the same.

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6.3    OWNERSHIP

       All of the Business IPRs are owned solely, legally and beneficially by the Seller, free and clear of all security interests, liens and encumbrances. Without limiting the foregoing, neither the Seller nor any other member of the Seller's Group has agreed to assign any of the Business IPRs to any other person.

6.4    PAYMENT OF FEES

       The Seller has paid all application, registration and/or renewal fees due in respect of all of the Business IPRs.

6.5    PENDING AND PROSPECTIVE APPLICATIONS

       The Seller is not aware of any reason why the applications comprised in the Business IPRs will not all proceed successfully to registration or grant without material amendment and in the usual timescale. The Seller is not aware of any third party rights or claims which may prevent the protection of any of the Business IPRs by means of registration or grant.

6.6    VALIDITY

       There are no agreements or arrangements with the Seller or any other member of the Seller's Group restricting the use in the Business of Intellectual Property which is currently used in or so far as the Seller is aware required for the conduct of the Business. So far as the Seller is aware, no act or omission has taken place which may give rise to the revocation, invalidation, unenforceability or non-renewal of any of the Business IPRs, or which might prejudice any application for the registration or grant of any of them. All registered trade marks comprised in the Business IPRs are in bona fide use. No claims have been received by the Seller nor any proceedings commenced or threatened against the Seller which impugn (or which would if successful impugn) the validity, enforcement or subsistence of any the Business IPRs.

6.7    EMPLOYEE INVENTIONS

       So far as the Seller is aware, no circumstances exist in which the owner of the Business might be subject to a claim pursuant to Sections 40 and 41 Patents Act 1977 or any similar legislation in other jurisdictions. No such claims have been received by or threatened against the Seller or any other member of the Seller's Group which are outstanding.

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

6.8    OWNERSHIP BY EMPLOYEES

       No former or present employee of the Business has made a claim against the Seller to own all or any part of any Intellectual Property used in the Business.

6.9    INFRINGEMENT BY THE BUSINESS

       So far as the Seller is aware, no part of the Business as currently or in the past six years carried on by the Seller infringed, infringes or has been alleged to infringe any Intellectual Property of any other person, nor gave, gives or has been alleged to give rise to any obligation to pay any royalty, remuneration or other sum relating to the use of Intellectual Property.

6.10   INFRINGEMENT BY OTHERS

       So far as the Seller is aware, no person is infringing or threatening to infringe, or has during the six years prior to date of this Agreement infringed or threatened to infringe, any of the Business IPRs nor any other material Intellectual Property used in or required for the Business. Neither the Seller nor any other member of the Seller's Group has not made any allegation against any person to this effect.

6.11   LICENCES TO THE BUSINESS

       The Disclosure Letter contains details of the terms of any licensing or other arrangements under which the Seller or any other member of the Seller's Group has or will have the use of any Intellectual Property used in or required for the conduct of the Business and not owned by any of them.

6.12   LICENCES BY THE BUSINESS

       The Disclosure Letter contains details of all licences of Intellectual Property Rights granted or agreed to be granted by the Seller or any other member of the Seller's Group.

6.13   OTHER CONTRACTS

       There are no contracts, licences, software or firmware used by the Seller in the Business other than the Current Contracts and the System.

6.14   STATUS OF LICENCES

       So far as the Seller is aware, all of the licences and other arrangements referred to in Warranties 6.11 and 6.12 are valid and subsisting. So far as the Seller is aware, none

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

       of the parties to the same has done or omitted to do anything which constitutes or has been alleged to constitute a breach of, or permit termination of, any of the same. So far as the Seller is aware, no notice to terminate any of the same has been given or threatened.

6.15   CONFIDENTIAL INFORMATION OF THE BUSINESS

       All confidential information used by the Seller or any other member of the Seller's Group in the Business is in its lawful possession and under its sole control, free of restrictions upon its use and disclosure. Neither the Seller nor any other member of the Seller's Group has disclosed and is obliged to disclose any confidential information relating to or used in the Business to any person, other than pursuant to written obligations of confidence the terms of which have been disclosed in the Disclosure Letter. So far as the Seller is aware no such confidential information is in the unauthorised possession or use of any third party. So far as the Seller is aware no person to whom any confidential information has been disclosed by the Seller or any other member of the Seller's Group has breached or threatened to breach any obligations of confidence or other obligations imposed on it.

6.16   CONFIDENTIAL INFORMATION OF OTHERS

       No confidential information has been disclosed to the Seller or any other member of the Seller's Group in relation to the Business, except on terms the details of which are set out in the Disclosure Letter. Neither the Seller nor any other member of the Seller's Group is in breach of any obligation of confidence owed to any third party.

6.17   TRADING NAMES ETC.

       There are no trading names used in relation to the Business other than COTAG.

6.18   COMPUTER SYSTEMS USED OR SUPPLIED BY THE BUSINESS

       The following provisions apply:

       (a) There are in force suitable maintenance and support contracts for all items of computer hardware (including operating systems) and software (including programs held on silicon chips, disks and any other media, manuals and operator guides) comprised in the computer systems used in the Business (collectively the "System"). There is no reason known to the Seller to believe that such maintenance and support contracts will not be renewed by the other

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

            contracting party upon their expiry (if so required by the Purchaser) upon substantially similar terms to those now applicable.

       (b) The Business has not suffered any material failures or breakdowns of the computer hardware or firmware which it used in the year preceding the date of this Agreement, and has not suffered any material failures or bugs in or breakdowns of its software (except arising from operator error not based on inadequate manuals) in the year preceding the date of this Agreement.

       (c) The Business has operated and used all items of computer hardware and firmware comprised in the System substantially in accordance with the manufacturers recommendations including (without limitation) any recommendations as to environmental conditions and power supply.

       (d) All computer software (including programs held on silicon chips, disks and any other media, manuals and operator guides) and items of computer hardware used by the Business is either one of the Assets or held on licence the terms of which have been disclosed.

       (e) There has been no material alteration, adaptation or modification of any software or firmware comprised in the System whether with or without the consent (where required) of the owner or manufacturers thereof.

       (f) The Seller has taken proper precautions to preserve the availability confidentiality and integrity of the System and has had the System reviewed on a regular basis by independent experts in the field.

       (g) The Seller (after having made all reasonable enquiries) is not aware of any case where fraud has been committed against it or the Business by use or abuse of the System whether alone or in conjunction with any third party.

       (h) The Seller has complied with all requirements of the Data Protection Act 1984 and in particular:

            (i) has registered as a data user under that Act for all purposes for which registration is required by the Business;

            (ii) has complied with the data protection principles.

       (i) The Seller has not received any notice letter or complaint alleging in relation to the Business a breach by it of the provisions of the Data Protection Act 1984

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

            and has no reason to believe that circumstances exist which may give rise to such a notice letter or complaint.

       (j) No allegation has been received by the Seller in writing that any advertising and marketing materials produced by or on behalf of the Seller do not comply with and have not complied with all legal requirements in the United Kingdom. The Seller is not aware of any grounds under which such materials could be challenged for any reason whatsoever including, without limitation, defamation, trade libel or any analogous law.

       (k)  The System and the Embedded Products are Year 2000 Compliant.

            For the purposes of this paragraph 6.18(k):

            "YEAR 2000 COMPLIANT" means that each of the System and the Embedded Products are able, without modification and at no added cost to the Purchaser, and in accordance with the British Standards Institution definition of Year 2000 requirements, to process all date data accurately and without error (including accepting date input, providing date output and performing calculations on or comparisons or manipulations of dates or portions of dates) so that neither the performance nor functionality of the System or such Embedded Products will be affected by dates prior to, during and after the year 2000 and in particular (without limitation) so that:

            (i) (no value for Current Date will cause any interruption in the operation of the System or such Embedded Products;

            (ii)  the year 2000 is recognised as a leap year;

            (iii) in all interfaces and data storage, the century in any date, is specified either explicitly or by unambiguous algorithms or inferencing rules and that all outputs of date information are made without any ambiguities as to any relevant century;

            (iv) date-based functionality of the System and such Embedded Products behave and will behave consistently for dates prior to, during and after the year 2000. The System and the Embedded Products will manipulate all time and date related data so as to produce the desired results for all data values so as to represent dates correctly for the purposes for which the same were intended and no component uses particular date values for special meanings other than the applicable dates themselves, for

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

                  example, "99" signifying "no end value", a "hash" date or "end of file" or "00" meaning "not applicable" or "beginning of file".

            "CURRENT DATE" means today's date as known to the System or such Embedded Products (as the case may be);

            "FUNCTIONALITY" means (without limitation) processes and the results of such processes.

       (l) The System is capable of supporting the Euro and shall not manifest any material error nor suffer a diminution in performance or loss of functionality as a result of the introduction of the Euro as a currency in the United Kingdom or elsewhere subsequent to the introduction of European Monetary Union and shall be capable of processing transactions calculated in Euros separately or in conjunction with other currencies and shall be capable of complying with any legislative changes connected with the same whether or not the United Kingdom is a party to European Monetary Union.

7.     ENVIRONMENTAL MATTERS

7.1    DEFINITIONS

       For the purposes of this Clause 7:

       "Competent Authority" means any national or local government or national or local governmental agency or any EC body or agency having regulatory or administrative authority under Environmental Laws;

       "ENVIRONMENT" means all or any of the following media namely air, water or land including without limitation such media within buildings or other natural or man made structures above or below ground and any living organisms or ecosystems;

       "ENVIRONMENTAL LAWS" means all or any applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, regulation, directive, decision, by-law, circular, code, plan, order, notice, demand, decree, injunction, resolution or judgment which relate to Environmental Matters and which are currently in force but including Part IIA of the Environmental Protection Act 1990 and the Guidance thereunder in such form as it is finally issued;

       "ENVIRONMENTAL MATTERS" means any or all of the following:

       (a)  protection of the Environment;

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       (b)  pollution or contamination;

       (c) the generation, manufacture, processing, handling, storage, distribution, use, treatment, removal, transport, importation, exportation, disposal, release, spillage, deposit, escape, discharge, leak, emission, leaching or migration of Hazardous Substances or Waste;

       (d)  exposure of any person to Hazardous Substances or Waste;

       (e) the creation of any noise, vibration, radiation, common law or statutory nuisance, or other impact on the Environment;

       (f) any other matters relating to the condition, protection, maintenance, restoration or replacement of the Environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, storage, keeping, handling, use, possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Substances or Waste;

       (g)  human health and safety;

       (h)  town and country planning.

       "ENVIRONMENTAL PERMITS" means all or any authorisations, certificates, approvals, permits, licences, or consents (and all conditions attaching thereto) currently required under any Environmental Laws for the operation of the Business or the occupation or use of the Property;

       "HAZARDOUS SUBSTANCES" means any noxious, dangerous, hazardous, toxic or flammable materials or substances or any mixture thereof which are or maybe present in such quantities and concentrations as (1) may cause harm to the Environment and/or (2) are regulated under any Environmental Law and/or (3) may require investigation or remediation under any Environmental Law;

       "PREVIOUS OPERATORS" means persons who previously controlled or operated all or any part of the Property;

       "REMEDIAL ACTION" means

       (a) removing, remedying, cleaning up, making good, modifying, restoring, improving, abating, containing or ameliorating the presence in or effect on the Environment, the Property or any organism (including humans) of any Hazardous Substances or Waste, including without limitation the removal from

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

            any structure of Hazardous Substances or Waste incorporated into that structure (whether above or below ground, natural or man made and including without limitation all pipes and tanks); and/or

       (b) securing compliance of the Business with all Environmental Laws and Environmental Permits including without limitation any and all investigative activities, sampling, monitoring or analysing any pollution or contamination of the Environment and obtaining expert technical and legal advice required in relation thereto);

       "WASTE" means any waste as defined in Section 75 of the Environmental Protection Act 1990.

7.2    COMPLIANCE

       The Seller has since 31 January 1995 complied with all (and the Seller has not been notified that any Previous Operators were in breach of any) Environmental Laws and Environmental Permits which are or have been applicable to the conduct of all or any part of the operations of the Business at the Property (including without limitation the occupation of the Property).

7.3    ENVIRONMENTAL PERMITS

       All Environmental Permits as are now required are valid and subsisting and none have been suspended, revoked, cancelled, restricted, amended, or not renewed.

7.4    WORKS

       No works are or so far as the Seller is aware will be necessary to secure compliance with or to maintain or obtain any Environmental Permits required to carry on the Business in the same manner as it has been carried on at Completion and all necessary or appropriate action in connection with the application for, renewal or extension of any necessary or appropriate Environmental Permits has been taken.

7.5    NO REVOCATION ETC.

       The execution or performance of this Agreement and all other documents contemplated herein will not and change of control of the Business will not result in any Environmental Permits being revoked, suspended, cancelled, varied or not renewed and all Environmental Permits are capable of being transferred to the Purchaser without material cost or expense.

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7.6    CONTAMINATION/POLLUTION ETC.

       The Seller, in relation to operations of the Business, has since 31 January 1995 not caused or permitted, and the Seller has not become aware of, any spillage, discharge, release, escape, deposit or emission (whether deliberate or accidental) of any Hazardous Substances or Waste which has resulted or may result in

       (a)  pollution or contamination of the Environment;

       (b)  a statutory nuisance;

       (c) a Competent Authority in the proper exercise of its powers, duties and functions in relation to Environmental Laws requiring the carrying out of Remedial Action; or

       (d)  any liability whatsoever under Environmental Laws.

       and the Seller has not become aware since 31 January 1995 of any circumstances which may give rise to the same.

7.7    NO NOTIFICATIONS ETC.

       The Seller, has not since 31 January 1995 (nor has the Seller been notified that any Previous Operator has) received any indication, notice, complaint, enquiry, information or communication (whether formal or informal) from any local authority, agency, body, Competent Authority or third party and there is no actual, pending or threatened civil, criminal or administrative action, proceeding or suit alleging that:

       (a) the Seller or, in relation to the Property, any Previous Operator, is or might be responsible for

            (i) all or any part of the cost of preventing any actual or potential pollution or contamination, or

            (ii) investigating, treating, removing, containing or otherwise properly dealing with any Hazardous Substances or Waste

            present or alleged to be present in the Environment at or on the Properties or any adjacent or surrounding properties or which has escaped or has been transported to any other property; and/or

       (b) any Environmental Permit may be suspended, revoked, cancelled, restricted, amended or not renewed; and/or

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       (c)  the Seller is or might be responsible for any illness, injury or accident in relation to any person;

       and the Seller has not become aware since 31 January 1995 of any circumstances which may lead to the same.

8.     INSURANCE

       Details of the Seller's current insurances in respect of the Business are included in the Disclosure Letter.

9.     LITIGATION ETC.

       Save for the collection of small debts in the ordinary course of the Business, there are no suits, actions, legal or arbitration proceedings or governmental investigations pending or threatened by or against the Seller in connection with the Business and the Seller does not know of any circumstances likely to give rise to any such suit, action or arbitration proceedings or governmental investigation. In particular (but without limitation), there is no written claim by any customer of the Business or owner of the Products regarding any defect or alleged defect in the quality or design of the Products or any of them.

10.    STATUTORY REQUIREMENTS ETC.

10.1   NO BREACH OF STATUTORY REQUIREMENT

       The Business has not at any time been conducted in breach of any statutory requirements, bye-laws and regulations for the time being in force and applicable thereto so as to materially prejudice or affect the continued operation of the Business after Completion.

10.2   ALL CONSENTS OBTAINED

       Save in relation to the Property and any Intellectual Property, all statutory and municipal and other licences, consents, approvals and authorisations requisite to enable the Business to be carried on in the manner in which it is presently conducted have been obtained and are valid and subsisting and all conditions of such licences, consents, approvals and authorisations have been fully complied with in all material respects and there has been no material breach thereof.

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10.3 CONSENTS ETC. NOT UNUSUAL OR ONEROUS

     Such licences, consents, approvals and authorisations do not contain and have not been granted subject to any unusual or onerous conditions or on a temporary basis and will not be so far as the Seller is aware adversely affected by the entry into or implementation of this Agreement.

10.4 NO THREATENED CANCELLATION OF LICENCES ETC.

     No proceedings have been brought or are pending or threatened for the cancellation of (and no objection has been made to the renewal or issue of) any such licences, consents, approvals and authorisations and the Seller has not been notified (either orally or in writing) by or on behalf of the grantor thereof of any intended or contemplated refusal or revocation of any of them or of the occurrence or existence of any event or circumstances which is likely to lead to any such refusal or revocation.

10.5 NO ANTI-COMPETITIVE PRACTICES

     The Seller is not engaged in relation to the Business in any anti-competitive practice within the meaning of that expression in the Competition Act 1980.

11.  RECORDS AND STORAGE OF INFORMATION

11.1 RECORDS ETC. PROPERTY KEPT

     All the accounts, books, ledgers and financial and other records of whatsoever kind relating to the Business (including all invoices and other records required for Customs or Value Added Tax purposes) have been and will until Completion be fully and properly kept and completed with no material omissions, inaccuracies or discrepancies contained or reflected therein so as to enable the continued operation of the Business from Completion.

11.2 ALL RECORDS UNDER SELLER'S CONTROL

     None of the records, systems, data or information in relation to the Business is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Seller.

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11.3 NO RESTRICTIONS ON ACCESS TO RECORDS

     The Seller is not aware of the existence of any other circumstances which are likely to cause the access to any such records, systems, data or information to cease to be available or to become adversely limited.

12.  DISCLOSURES AND INFORMATION SUPPLIED

12.1 INFORMATION SUPPLIED TRUE AND ACCURATE

     All information contained in the Disclosure Letter and (save as specified in the Disclosure Letter) the documents annexed thereto is true and accurate in all respects.

12.2 WARRANTIES ACCURATE ETC.

     All the Warranties shall at Completion and at the Transfer Date be accurate, complete and correct in all respects.

13.  TAX

13.1 All customs duties and value added tax due and payable before Completion to H.M. Customs and Excise or any other Taxing Authority in respect of any of the Assets or of the Business have been paid in full.

13.2 All documents which are required to be stamped in respect of Property have been duly stamped.

13.3 Neither the Seller nor any relevant associate of the Seller (within the meaning of paragraph 3(7) of Schedule 10 to the Value Added Tax Act 1994) has made an election to waive exemption in respect of any of the Property or Fixed Plant within the provisions of paragraphs 2 and 3 of Schedule 10.

13.4 The Seller is not (and no member of the Seller's Group is) involved in any material dispute with the Inland Revenue, H.M. Customs and Excise or any other Taxing Authority concerning any matter likely to materially affect the Business or any of the Assets.

13.5 None of the Assets is a capital item the input tax on which may be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995 (adjustments to the deduction of input tax on capital items).

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13.6 No arrangements, practices or concessions (other than such as have been published or apply generally) have been agreed with or are operated by any Taxing Authority which affect or may affect the Assets or the Business.

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                                  SCHEDULE 12

                   LIMITATION ON CLAIMS UNDER THE WARRANTIES

1. The Purchaser shall not be entitled to claim against the Seller under the Warranties in respect of any matters fairly disclosed in the Disclosure Letter.

2. The aggregate amount of the liability of the Seller under this Agreement shall not exceed the Total Purchase Price received by the Seller hereunder plus costs and expenses of recovery awarded to the Purchaser.

3. No liability shall attach to the Seller under the Warranties unless the aggregate amount of such liability (excluding costs and interest) shall exceed:

     (a) for claims notified during the period from Completion until 30 September 1999, the sum of (Pounds)60,000; and

     (c) for claims notified during the period from 1 October 1999 until 1 January 2001, a sum equal to twenty per cent of the Total Purchase Price payable to the Seller by the Purchaser pursuant to the terms of this Agreement but in the event that such liability exceeds, during the relevant period, the stated sum, the Seller shall be liable for the whole amount of such liability (subject to the other provisions of this Schedule) and not merely the excess.

4. No liability shall attach to the Seller under this Agreement in respect of any single claim where the amount of such liability (excluding costs and interest) in respect of that claim is less than (Pounds)1,000.

5. No claim shall be capable of being made against the Seller under this Agreement unless written notice thereof (specifying so far as practicable all material details of the breach or other event to which the claim shall relate and the Purchaser's bona fide estimate of the amount claimed) shall have been given to the Seller as soon as reasonably practicable after the Purchaser becomes aware of circumstances that give rise to a claim and in any event not later than 1 January 2001. Any such claim which may be made shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn at the expiration of 6 months from the date of giving notice of such claim unless legal proceedings in respect thereof have been commenced by the issuing and service of such proceedings against the Seller and the subject matter of any such claim which shall be so deemed withdrawn shall not be capable of being the subject of a further claim.

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6.   Payment of any claim under this Agreement shall pro tanto satisfy and discharge any other claim under this Agreement which is capable of being made in respect of the same subject matter.

7. No liability shall attach to the Seller in respect of a claim under this Agreement to the extent that:

7.1 such claim arises or is increased as a consequence of a change in the law after the date hereof,

7.2 such claim or the events giving rise to such claim arise or such claim is increased as a result of a voluntary act, omission or transaction by or at the request of or with the approval of the Purchaser or the Purchaser's Guarantor or any of their respective directors, officers or employees effected after Completion otherwise than pursuant to a legally binding commitment of the Seller entered into before Completion and otherwise than in the ordinary course of the Business as presently carried on:

7.3 a provision or reserve in respect thereof is made in the Accounts or the Completion Statement or to the extent that the subject matter of the claim was taken into account in computing the amount of any such provision or reserve.

8. The effect of the application of paragraph 7 shall first be taken into account for the purpose of determining whether the Seller has any liability to the Purchaser for the purposes of paragraphs 3 and 4.

9. The Purchaser shall not be entitled to recover any sum in respect of any claim for breach of any of the Warranties or otherwise obtain reimbursement or restitution more than once in respect of any one breach of the Warranties.

10. In the event that the Purchaser is entitled to recover from a third party (whether by payment, discount, credit, relief or otherwise howsoever) any sum in relation to any loss, liability or damage which is the subject of a claim under this Agreement, the Purchaser shall:

10.1 notify the Seller as soon as reasonably practicable and provide such information and assistance as the Seller may reasonably require to recover from such third party relating to such entitlement and the action taken or proposed to be taken by the Purchaser in respect of it;

10.2 take (at the expense of the Seller) such reasonable steps or proceedings as the Seller may reasonably require and the Seller shall be entitled to have conduct of any legal

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

     proceedings in relation thereto and shall act in accordance with any such requirements of the Seller subject to the Purchaser being indemnified by the Seller against all reasonable costs and expenses incurred in connection therewith and shall keep the Seller promptly informed of the progress of any such steps, proceedings or actions.

11. In the event of the Seller having paid to the Purchaser an amount in respect of a claim under this Agreement and subsequent to the date of making such payment the Purchaser recovers from a third party (whether by payment, discount, credit, relief or otherwise howsoever) a sum which is referable to that payment then the Purchaser shall forthwith repay to the Seller so much of the amount paid by the third party as does not exceed the sum paid by the Seller to the Purchaser less the reasonable costs of the Purchaser in recovering such sum.

12. In the event that the Purchaser shall be in receipt of any claim which in the Purchaser's reasonable opinion might constitute or give rise to a claim under this Agreement, the Purchaser shall as soon as reasonably practicable notify the Seller giving full details as far as practicable and shall not settle or compromise any such claim or make any admission of liability without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed). The Seller shall be entitled to require the Purchaser to take (at the expense of the Seller) such reasonable steps or proceedings as the Seller may reasonably consider necessary in order to mitigate any claim under this Agreement and the Seller shall be entitled to have conduct of any legal proceedings in relation thereto provided this does not, in the reasonable opinion of the Purchaser prejudice the Business or Goodwill. The Purchaser being indemnified by the Seller against all reasonable costs and expenses incurred in connection therewith shall keep the Seller promptly informed of the progress of any such acts.

13. In relation to any claim under this Agreement or any fact, matter, event or circumstance which may in the Purchaser's reasonable opinion give rise to a claim the Purchaser shall allow the Seller, its advisers and its agents, all such property, information and assistance (including access to properties and access to books of account, and any other books or other documents or records and the right to copy the same) as may reasonably be required by the Seller at the Seller's cost and expense.

14. If any claim under this Agreement shall arise by reason of some liability which, at the time the claim is notified to the Seller, is contingent only, the Seller shall not be under any obligation to make any payment to the Purchaser in respect of such claim until such time as the contingent liability shall become an actual liability.

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15.  Nothing herein or in the Warranties shall be deemed to relieve the
     Purchaser from any common law or other duty to mitigate any loss or damage incurred by it.

16. Any amount paid by the Seller to the Purchaser in respect of any breach of this Agreement shall be treated as a reduction in the consideration for the Assets.

17. Where a breach of this Agreement shall be in respect of a matter where the Purchaser shall be insured against any loss or damage arising therefrom, the Purchaser shall not make any claim against the Seller under this Agreement without first procuring that the Purchaser shall make and diligently pursue a claim against its insurers for compensation for such loss or damage suffered and any claim against the Seller shall be limited (in addition to all other limitations on the Seller's liability elsewhere referred to herein) to the amount by which the amount of the loss or damage suffered by the Purchaser as a result of such breach shall exceed the compensation paid by the said insurers to the Purchaser.

18.  The Purchaser warrants to the Seller that:

18.1 it has not relied on any representation, warranty, covenant or undertaking of the Seller or the Seller's Guarantor or any other persons save for any representation, warranty, covenant or undertaking expressly set out in this Agreement or in the agreements and deeds entered into pursuant to this Agreement. The Purchaser acknowledges that no representation, warranty, covenant or undertaking (whether expressed or implied, statutory or otherwise) made or alleged to have been made by or on behalf of the Seller or the Seller's Guarantor in connection with or arising out of the sale of the Assets and which is not expressly set out in this Agreement shall give rise to any liability on the part of the maker or makers thereof or any other person who might otherwise be liable in respect of the making thereof;

18.2 the Purchaser is duly incorporated and validly existing under the laws of England and Wales;

18.3 the Purchaser and Purchaser's Guarantor has power to enter into this Agreement and to perform the obligations expressed to be assumed by it and has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement;

18.4 this Agreement has been duly executed by the Purchaser and the Purchaser's Guarantor;

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

18.5 the execution, delivery and performance of the terms of this Agreement by the Purchaser and the Purchaser's Guarantor will not violate any provision of:

     18.5.1 any law or regulation or any order or decrees of any authority, agency, or court binding on the Purchaser and the Purchaser's Guarantor;

     18.5.2 the Memorandum or Articles of Association or other constitutional documents of the Purchaser and the Purchaser's Guarantor;

     18.5.3 any loan stock, bond, debenture or other deed, mortgage, contract or other undertaking or instrument to which the Purchaser is a party;

18.6 in acquiring the Assets the Purchaser is acting as principal and not as agent or broker for any other person.

19. The Purchaser's Guarantor warrants to the Seller and the Seller's Guarantor that the financial information provided to them by it shows a true and fair view of the financial position of the Purchaser's Guarantor as at 31 December 1997 and there has been no material deterioration in its financial position since that date.

20. No liability shall attach to the Seller under this Agreement in respect of any breach of any Environmental Laws or any Environmental Matters to the extent that it relates to the period prior to 31 January 1995 save where it is a breach of any of the Warranties in paragraph 7 of Schedule 11.

21. No liability shall attach to the Seller under this Agreement if the provision for Stock or for Warranty Obligations included in the Completion Statement proves to be insufficient.

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                                  SCHEDULE 13

1.   THE RETENTION

1.1  RETENTION AS SECURITY

     The Purchaser shall be entitled to retain and deal with the Retention on the terms and conditions referred to in this Schedule by way of security in respect of any actual or potential breach of the Warranties.

1.2  RETENTION RELEASE DATE

     Subject as provided in paragraph 1.3 below the Retention shall be released on the Retention Release Date.

1.3  DEALING WITH THE RETENTION

(1) If a claim in respect of a breach or alleged breach of the Warranties or any other breach or alleged breach of any of the obligations of the Seller pursuant to this Agreement shall have been notified to the Seller in accordance with this Agreement and:

     (a) it shall have been finally decided that the Seller is liable (in whole or in part) to the Purchaser in respect of such claim; or

     (b) the Seller shall have agreed that it is liable (in whole or in part), in respect of such claim but the Seller has not on or before the Retention Release Date discharged the amount so due in respect of such claim the Purchaser shall be entitled to deduct and retain the amount so due from and against the amount of the Retention in whole or in partial (as the case may be) satisfaction of the liability of the Seller and any balance of the Retention shall be paid to the Seller subject to paragraph 1.3 (2) below.

(2) If by the Retention Release Date a claim in respect of a breach or alleged breach of the Warranties shall have been notified to the Seller but, it shall not have been finally decided and/or the Purchaser and the Seller shall not have agreed whether or not the Seller is liable in whole or in part to the Purchaser in respect of any such claims then the Purchaser shall be entitled to continue to withhold as Retention pending the resolution or settlement of such claim(s) an amount equal to the aggregate amount of all such outstanding claims in which event paragraph 1.3 (3) shall apply but there shall immediately be released to the Seller the balance (if any) of the Retention after such deductions.

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(3)  If, at any time after the Retention Release Date:

     (a) it shall be finally decided that the Seller is not liable (in whole or in part) to the Purchaser in respect of any claim in respect of which the Retention shall have been withheld in whole or in part; or

     (b)  the Purchaser has agreed to withdraw (in whole or in part) a claim then to the extent that the Seller is not so liable or the claim has been withdrawn, the Purchaser shall immediately pay to the Seller the amount so due to the Seller from the Retention.

(4)  If at any time after the Retention Release Date:

     (a) it shall be finally decided that the Seller is liable (in whole or part) to the Purchaser in respect of any claim in respect of which the Retention is withheld in whole or in part; or

     (b) the Seller shall have agreed that it is liable (in whole or in part) in respect of such a claim the Purchaser shall be entitled to retain the amount as due in respect of which the Seller is liable from and against the amount of the Retention in whole or partial (as the case may be) satisfaction of the liability of the Seller.

1.4  COUNSEL'S OPINION

(1) In the event that the Purchaser has continued to withhold in accordance with paragraph 1.3(2) above any part of the Retention or has withheld any amount from any payment due under Clause 3.2 in respect of any claim hereunder (the "WITHHELD AMOUNT") the Seller shall be entitled by notice in writing to require the Purchaser to seek a Counsel's opinion in respect of the relevant claim on the terms of this paragraph 1.4.

(2) Upon receipt of such notice the Purchaser shall instruct an independent and suitably qualified barrister of at least 5 years' call (and who may be a Queen's Counsel if appropriate) ("THE COUNSEL") to provide an opinion that the relevant claim is a valid bona fide claim and will on the balance of probabilities succeed and that the Withheld Amount is reasonable or, if not, such amount as he considers is reasonable ("THE REQUISITE OPINION").

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(3)  The Counsel shall be agreed between the Seller and the Purchaser within 3
     Business Days of receipt of the notice under paragraph 1.4(l) (such agreement not to be unreasonably withheld by either party) and the Purchaser shall send to the Seller copies of the instructions to the Counsel within 10 Business Days of such notice. The Seller shall be entitled to comment thereon or make its own representations in writing to the Counsel within 5 Business Days thereafter. Each of the Purchaser and the Seller shall be entitled to produce supporting documentary evidence. Any such instructions, comments, representations and evidence shall be concise and copies thereof provided to each party. Thereafter the Counsel shall be instructed to give his opinion within 5 Business Days.

(4) If the Counsel gives the Requisite Opinion and considers the Withheld Amount to be reasonable, the Purchaser shall be entitled to retain the Withheld Amount and the Seller shall pay the Counsel's costs. If the Counsel gives the Requisite Opinion but specifies therein that only a lesser amount is reasonable to be withheld, the Purchaser shall be entitled to retain such lesser amount on the terms of this Schedule, the balance of the Withheld Amount shall be released forthwith to the Seller and the Seller and the Purchaser shall bear the Counsel's costs equally. If the Counsel shall not give the Requisite Opinion, the whole of the Withheld Amount shall be released forthwith to the Seller and the Purchaser shall pay the Counsel's costs.

1.5  FINAL DETERMINATION OF A CLAIM

     A claim shall be deemed to be finally decided if and when determined by a court of competent jurisdiction from which there is no appeal, or from whose judgment the Seller or the Purchaser (as the case may be) does not appeal within the period in which an appeal may properly be brought.

1.6  NO LIMITATION

     For the purposes of this paragraph:

     (a) proceedings shall not be deemed to have been commenced by the Purchaser unless they have been both issued and served on the Seller; and

     (b) the amount of the Retention shall not be regarded as imposing any limit to the amount of any proper claims under this Agreement.

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                                  SCHEDULE 14

            DETERMINATION AND CERTIFICATION OF COMPLETION NET WORTH

1.   THE COMPLETION STATEMENT

     The Completion Statement shall be prepared by the Purchaser immediately following Completion and in any event by 15 July 1998 and shall comprise a statement of the Completion Net Worth as at the Transfer Date.

2.   BASIS OF PREPARATION

     Save as otherwise provided in paragraph 3 of this Schedule the Completion Statement shall be prepared:

     (a)  on the basis of the historical cost convention;

     (b) in a manner consistent with the procedures and policies adopted in the preparation of the audited accounts of the Company for the period ending on the Balance Sheet Date and, subject thereto, in accordance with relevant Statements of Standard Accounting Practice issued by the Accounting Standards Committee of the Institute of Chartered Accountants in England and Wales.

     (c) without taking into account any amounts arising from revaluations of fixed assets since the Balance Sheet Date;

3.   SPECIFIC VALUATIONS

3.1 The Completion Statement shall comprise a statement of the Assets and the Trade Creditors and other items as specified in this Schedule and the values thereof calculated in accordance with the provisions of this paragraph 3 and, subject thereto, paragraph 2 above.

3.2 The Plant and Equipment shall include the value of software improvements and additions.

3.3 The value to be included in respect of Goodwill or Intellectual Property Rights shall be (Pounds)1.00.

3.4 The Purchaser shall carry out a stock-take at the Transfer Date immediately after Completion, such stock-take to be carried out on the basis set out in
     Schedule 15.

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3.5  (a)  A provision shall be made in the Completion Statement in respect of
          Debts totalling (Pounds)80,000. Any Debts remaining uncollected as at 31 December 1998 that remain outstanding shall be assigned for nil consideration by the Purchaser to the Seller and, to the extent that such uncollected Debts exceed the said provision of (Pounds)80,000, the Seller shall be liable to the Purchaser for such excess and the Purchaser shall be entitled to retain such excess from the Retention.

     (b) To the extent that such uncollected Debts are less than the said provision the Purchaser shall forthwith pay to the Seller the amount of the shortfall together with interest thereon from Completion to the date of payment at the rate of 3% above the base rate of Barclays Bank plc.

     (c) The Purchaser shall not settle or compromise or release any claim in respect of any Debt unless it is reasonable to do so and in accordance with such practice and to the extent that any such release or settlement or compromise, or any set-off or counterclaim exercised by the Debtor, is in respect of any Warranty Obligations or any act or omission of the Purchaser, that Debt shall be treated as collected to that extent for the purposes of this paragraph 3.5.

     (d) The Purchaser shall provide to the Seller such information , explanations or assistance as the Seller may reasonably require to verify the amount of the Debts collected and remaining uncollected and to recover any part of the Debts so uncollected and assigned to it.

     (e) For the period from Completion to 31 December 1998 the Purchaser shall take reasonable steps to recover the Debts in accordance with the usual practice of the Business.

3.6 A provision of (Pounds)53,000 shall be made in the Completion Statement in respect of Warranty Obligations.

3.7 Annexed hereto is an estimated balance sheet of the Business as at 1st July 1998 which includes a general provision for accruals of liabilities of (Pounds)71,000 and the Completion Statement shall include such a general provision of (Pounds)71,000. However, the Purchaser shall not claim to include in the Completion Statement in accordance with this Schedule any accruals or provisions for any liability (other than (a) any account payable in respect of the period prior to the Transfer Date, (b) any accrual or provision set out in the said estimated balance sheet of the Business as at 1st July 1998 and (c) any provision to be included as is specifically referred to above in this paragraph 3)

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

     except to the extent that the aggregate of such claimed accruals and provisions exceeds (Pounds)71,000.

3.8 For the avoidance of doubt, the provision for costing provisions and stock losses of (Pounds)85,000 included in the said estimated balance sheet of the Business as at 1st July 1988 shall not be included in the Completion Statement (which will include the actual stock values by reference to the stock-take) but it is acknowledged that this provision has been included for the purposes of agreeing the amount of the Initial Payment.

3.9 No provisions shall be made for any redundancies made or to be made after Completion or as a result of any act or omission of the Purchaser otherwise than in the ordinary course of business after Completion.

3.10 No general provisions shall be made save as specified above.

3.11 In the event that the Completion Statement includes provision for liability in respect of which the Purchaser is entitled to recover from any third party, the Purchaser shall take or procure that it shall promptly take all reasonable steps to recover in respect of that liability and, if such recovery is made, the amount of Completion Net Worth shall be revised accordingly by, and the Purchaser shall forthwith pay to the Seller by way of further payment of Deferred Consideration, the amount so recovered (less the costs of recovery) up to the amount of the provision.

4.   PROCEDURE FOR DETERMINING COMPLETION NET WORTH

4.1  DELIVERY OF COMPLETION STATEMENT

     The Completion Statement shall be delivered to the Seller by the Purchaser within fifteen days of Completion.

4.2  SELLER MAY SEEK CONFIRMATION FROM SELLER'S ACCOUNTANTS

     The Seller shall be entitled to verify the Completion Statement and submit it to the Seller's Accountants for confirmation.

4.3  IF SELLER DISAGREES WITH CALCULATION

     The Seller shall within fifteen Business Days of the Completion Statement being submitted to it, either issue their confirmation of the Completion Statement or shall state in writing (a "Dispute Notice") that they disagree with the Completion Statement. If no Dispute Notice is given within fifteen Business Days the Seller shall be deemed to have accepted the Completion Statement. If the Seller shall disagree with any matter affecting the calculation of the Completion Net Worth then it shall attempt to resolve the issue with the Purchaser. Any such resolution which enables the Completion Net Worth to be agreed shall be expressed in a joint certificate ("the Joint Resolution"), signed by both the Purchaser and the Seller, stating the Completion Net Worth. If no Joint Resolution shall be issued within five days of the Dispute Notice, the matter shall be referred to a firm of independent chartered accountants jointly agreed upon between the Purchaser and the Seller or (failing such agreement) appointed, at the request of either the Purchaser or the Seller at any time, by the President from time to time of the Institute of Chartered Accountants in England and Wales, which firm ("the Independent Accountants") shall then determine the matter in dispute and, shall determine the Completion Net Worth. The Independent Accountants shall act as experts and not as arbitrators. Their decision shall be communicated in writing to the Purchaser and the Seller and shall be final and binding upon the Purchaser and the Seller.

4.4  COSTS TO BE BORNE BY APPOINTOR

     The costs of the Seller's Accountants shall be borne by the Seller; the costs of the Independent Accountants shall be borne jointly between the parties.

4.5  RECORDS ETC. TO BE MADE AVAILABLE

     The Purchaser shall procure that all records, working papers and other information as may be reasonably required by the Seller's Accountants and/or the Independent Accountants for the purposes of this Schedule, shall be made available upon a request for them and shall generally render all reasonable assistance reasonably necessary for the preparation of the Completion Statement.

4.6  For the purposes of this Agreement, the "ASSET CERTIFICATION DATE" means:

     (a) where no Dispute Notice is served the date which is 15 Business Days after the submission to the Seller of the Completion Statement pursuant to paragraph 4.1 above or, if the Seller confirmed it agrees with such Certificate, on the date of such confirmation;

     (b) if a Dispute Notice is served, the date of any Joint Resolution or if any matter shall be referred to the Independent Accountant, the date upon which their decision shall be given,

     PROVIDED ALWAYS that on 31 July 1998 the Purchaser shall pay to the Seller by way of payment on account of its obligation under Clause 3.2(a) a sum equal to the

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

     amount by which the Initial Payment falls short of the Completion Net Worth as shown in the Completion Statement delivered to the Seller pursuant to paragraph 4.1, together with interest thereon pursuant to Clause 3.3(b), and any such payment on account shall be deducted from any final payment to be made on the Asset Certification Date pursuant to Clauses 3.2(a) and 3.3(b).

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

                                  SCHEDULE 15

                              BASIS OF STOCK-TAKE

The lower of cost calculated as below or net realisable value.

1.   RAW MATERIALS

     Valued at standard cost, based on December review of supplier prices.

2.   WORK IN PROGRESS

2.1  EXTERNAL

     Based on standard cost.

2.2  INTERNAL

     (a) Materials are based on the standard cost of materials supplied to the shop floor;

     (b) Labour is based on the standard labour cost of the completed item, in relation to the percentage completed. Percentage complete was 20% at year end December 1997;

     (c)  Overheads are applied to WIP based on the YTD actual rates.

2.3  FINISHED GOODS

     Valued at standard material and labour cost, plus overhead based on YTD actual rates.

2.4  STOCK OF LAMINATED CARDS

     Notwithstanding the above provisions, in relation to the stock of laminated cards held by the Seller supplied by Cross, these stocks shall be valued as follows:

     (a)  15% of such stocks shall be valued at the book value costs;

     (b) the remainder of such stocks shall be written down by 50% of the book value cost.

     In the event that any of such stocks as referred to in paragraph (b) above are subsequently sold to or ordered by customers prior to 31 December 1998, the Purchaser shall pay to the Seller by way of further consideration for the Know-how an amount equal to 20% of the gross margin on any such sale and 20% of the gross

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

     margin on the value of any systems or readers or other Products sold with any such cards to the relevant customer. In respect of the period to 30 September 1998 and the three month period to 31 December 1998, the Purchaser shall prepare and deliver to the Seller an account of any such sales made during such period as soon as practicable and in any event within 14 days thereafter and shall thereupon pay any amount due to the Seller. The Purchaser shall provide to the Seller such information and explanations as it may reasonably require to satisfy the Seller as to the sales of such stocks during the relevant period.

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

EXECUTION:

SIGNED by /s/ Ronald A. Woessner,
Authorized Signatory                            )
duly authorised for and on behalf               )
of AMTECH EUROPE LIMITED                        )

Witness's signature:  /s/ David P. Cook

Name (in capitals):  RONALD A. WOESSNER

Address:        19111 Dallas Parkway, Suite 300
                Dallas, Texas  75287

Occupation:     Attorney



SIGNED by /s/ Authorized Representative         )
duly authorised for and on behalf               )
of METRIC SECURITY LIMITED                      )

Witness's signature:  Catriona Hatton

Name (in capitals):

Address:

Occupation:

SIGNED AND DELIVERED as a DEED by
AMTECH CORPORATION                              )
/s/ Ronald A. Woessner, V.P.                    )
in the presence of:                             )

Director        /s/ David P. Cook

Director/Secretary      /s/ Ronald A. Woessner, Secretary

SIGNED AND DELIVERED as a DEED by
METRIC GRUPPEN AB                               )
/s/ Authorized Representative                   )
in the presence of:                             )

Witness         Catriona Hatton

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